                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                               LAB HOLDINGS, INC.

                                       AND

                                  LabOne, INC.

                               DATED MARCH 7, 1999

                                TABLE OF CONTENTS

                                                                          Page

AGREEMENT AND PLAN OF MERGER.................................................1

CERTAIN DEFINITIONS..........................................................2

ARTICLE I....................................................................2

         THE MERGER
          ...................................................................2
                  1.1      The Merger; Effective Time of the Merger..........2
                  1.2      Closing...........................................3

ARTICLE II

         EFFECT OF THE MERGER
          ...................................................................3
                  2.1      Effects of the Merger.............................3
                           (a)      Surviving Corporation....................3
                           (b)      Articles of Incorporation................3
                           (c)      Bylaws...................................3
                           (d)      Directors and Officers...................3
                           (e)      Other....................................4
                  2.2      Effect of the Merger on Capital Stock.............4
                           (a)      LabOne Common Stock .....................4
                           (b)      Exchange of LabOne Certificates..........6
                           (c)      LabOne shares held by Holdings and
                                    LabOne...................................8
                           (d)      Holdings Common Stock....................8
                           (e)      Assumption of LabOne Stock Options.......8
                           (f)      Adjustment of Holdings Stock Options.....9
                           (g)      Stated Capital...........................9
                  2.3      Dissenting Shares.................................9
                  2.4      No Liability.....................................10

ARTICLE III

         REPRESENTATIONS AND WARRANTIES.....................................10
                  3.1      Representations and Warranties of LabOne.........10
                           (a)      Organization, Standing and Power........11
                           (b)      Capital Structure.......................12
                           (c)      Non-Subsidiaries Equity Investment......12
                           (d)      Authority; No Violations; Consents and
                                    Approvals...............................12
                           (e)      SEC Documents...........................14
                           (f)      Information Supplied....................15
                           (g)      Absence of Certain Changes or Events....15

                           (h)      No Undisclosed Material Liabilities.....16
                           (i)      Material Contracts; No Defaults.........16
                           (j)      Compliance with Applicable Laws.........17
                           (k)      Litigation..............................17
                           (l)      Taxes...................................17
                           (m)      Pension and Benefit Plans; ERISA........19
                           (n)      Labor Matters...........................22
                           (o)      Intangible Property.....................22
                           (p)      Environmental Matters...................23
                           (q)      Opinion of Financial Advisor............25
                           (r)      Vote Required...........................26
                           (s)      Insurance...............................26
                           (t)      Brokers.................................26
                           (u)      Title...................................26
                           (v)      Books and Records.......................26
                           (w)      Certain Payments........................27
                           (x)      Transactions with Related Parties.......27
                           (y)      State Takeover Laws.....................27
                           (z)      Nature of Election by Certain
                                    Affiliates..............................27
                  3.2      Representations and Warranties of Holdings.......27
                           (a)      Organization, Standing and Power........28
                           (b)      Capital Structure.......................28
                           (c)      Non-Subsidiaries Equity Investment......29
                           (d)      Authority; No Violations; Consents and
                                    Approvals...............................29
                           (e)      SEC Documents...........................31
                           (f)      Information Supplied....................32
                           (g)      Absence of Certain Changes or Events....32
                           (h)      No Undisclosed Material Liabilities.....33
                           (i)      Material Contracts; No Defaults.........33
                           (j)      Compliance with Applicable Laws.........34
                           (k)      Litigation..............................34
                           (l)      Taxes...................................34
                           (m)      Pension and Benefit Plans; ERISA........36
                           (n)      Labor Matters...........................38
                           (o)      Intangible Property.....................39
                           (p)      Environmental Matters...................40
                           (q)      Opinion of Financial Advisor............41
                           (r)      Vote Required...........................41
                           (s)      Insurance...............................41
                           (t)      Brokers.................................41
                           (u)      Title...................................41
                           (v)      Books and Records.......................42
                           (w)      Certain Payments........................42
                           (x)      Transactions with Related Parties.......42
                           (y)      State Takeover Laws.....................42
                           (z)      Nature of Election by Certain
                                    Affiliates..............................43

ARTICLE IV

         COVENANTS RELATING TO CONDUCT OF BUSINESS..........................43
                  4.1      Conduct of Business by LabOne Pending the
                           Merger...........................................43
                           (a)      Ordinary Course.........................43
                           (b)      Dividends; Changes in Stock.............43
                           (c)      Issuance of Securities................. 44
                           (d)      Governing Documents.....................44
                           (e)      No Acquisitions.........................44
                           (f)      No Dispositions.........................44
                           (g)      No Dissolution, Etc.....................44
                           (h)      Certain Employee Matters................44
                           (i)      Indebtedness; Leases; Capital
                                    Expenditures............................45
                           (j)      No Solicitation.........................45
                           (k)      Pooling.................................46
                  4.2      Conduct of Business by Holdings Pending the
                           Merger...........................................46
                           (a)      Ordinary Course.........................46
                           (b)      Dividends; Changes in Stock.............47
                           (c)      Issuance of Securities..................47
                           (d)      Governing Documents.....................47
                           (e)      No Acquisitions.........................47
                           (f)      No Dispositions.........................47
                           (g)      No Dissolution, Etc.....................48
                           (h)      Certain Employee Matters................48
                           (i)      Indebtedness; Leases; Capital
                                    Expenditures............................48
                           (j)      No Solicitation.........................48
                           (k)      Pooling.................................49
                           (l)      Stock Split.............................49

ARTICLE V

         ADDITIONAL AGREEMENTS..............................................51
                  5.1      Preparation of S-4 and the Proxy Statement.......52
                  5.2      Letter of LabOne's Accountants...................52
                  5.3      Letter of Holdings's Accountants.................52
                  5.4      Access to Information............................52
                  5.5      Stockholders Meetings............................52
                  5.6      Legal Conditions to Merger.......................53
                  5.7      Agreements of Others.............................53
                  5.8      Listing..........................................53
                  5.9      Board of Directors and Officers..................54
                  5.10     Assumption of Plans and Agreements; Stock Options;
                           Reservation and Registration of Shares...........54
                  5.11     Indemnification; Directors' and Officers'
                           Insurance........................................55
                  5.12     Public Announcements.............................57
                  5.13     Other Actions....................................57
                  5.14     Advice of Changes; SEC Filings...................58

                  5.15     Tax-Free Transaction.............................58
                  5.16     Employment Agreements............................58

ARTICLE VI
         CONDITIONS PRECEDENT...............................................58
                  6.1      Conditions to Each Party's Obligation to Effect
                           the Merger.......................................58
                           (a)      Stockholder Approval....................58
                           (b)      Listing.................................59
                           (c)      Other Approvals.........................59
                           (d)      S-4.....................................59
                           (e)      No Injunctions or Restraints............59
                           (f)      Dissenters..............................59
                           (g)      Tax Opinion.............................60
                           (h)      Stock Split.............................60
                  6.2      Conditions of Obligations of Holdings............60
                           (a)      Representations and Warranties..........60
                           (b)      Performance of Obligations of LabOne....60
                           (c)      No Vesting of LabOne Stock Options......60
                           (d)      Employment Agreements...................60
                           (e)      Fairness Opinion........................61
                           (f)      Officers' Certificate...................61
                           (g)      Letters from Affiliates.................61
                           (h)      Financing...............................61
                  6.3      Conditions of Obligations of LabOne..............61
                           (a)      Representations and Warranties..........61
                           (b)      Performance of Obligations of Holdings..61
                           (c)      Fairness Opinion........................62
                           (d)      Officers' Certificate...................62
                           (e)      Board of Directors and Officers at the
                                    Effective Time..........................62
                           (f)        Financing.............................62
ARTICLE VII
TERMINATION AND AMENDMENT...................................................62
                  7.1      Termination......................................62
                  7.2      Effect of Termination............................64
                  7.3      Amendment........................................65
                  7.4      Extension; Waiver................................65

ARTICLE VIII

         GENERAL PROVISIONS.................................................65
                  8.1      Payment of Expenses..............................65
                  8.2      Nonsurvival of Representations, Warranties
                           and Agreements...................................66
                  8.3      Notices..........................................66
                  8.4      Interpretation...................................67
                  8.5      Counterparts.....................................68
                  8.6      Entire Agreement; No Third Party Beneficiaries...68

                  8.7      Governing Law....................................68
                  8.8      Severability.....................................68
                  8.9      Assignment.......................................68

                  EXHIBITS TO THE AGREEMENT AND PLAN OF MERGER


Exhibit                    Description
-------                    -----------

Exhibit A-1       --Form of Certificate of Merger
Exhibit A-2       --Form of Articles of Merger
Exhibit B         --Amended Articles of Incorporation
Exhibit C         --mended Bylaws
Exhibit D         --List of Directors and Officers of Surviving Corporation
Exhibit E         --Articles Amendment


GLOSSARY OF DEFINED TERMS

Defined Term                                                Defined in Section
------------                                                ------------------

Affiliates.................................................................5.7
Agreement.............................................................Preamble
Amended Articles of Incorporation.......................................2.1(b)
Amended Bylaws..........................................................2.1(c)
Articles Amendment ..................................................3.2(d)(i)
Articles of Merger.........................................................1.1
Cash Election.......................................................2.2(a)(ii)
Cash Election Shares...............................................2.2(a)(iii)
Cash Fraction.....................................................2.2(a)(v)(A)
Cash Price Per Share..................................................Recitals
CERCLA...............................................................3.1(p)(A)
Certificate of Merger......................................................1.1
Closing....................................................................1.1
Closing Date...............................................................1.2
Code..................................................................Recitals
Constituent Corporations................................................2.1(a)
Delaware Law......................................................... Recitals
Disbursing Agent........................................................2.2(b)
Dissenting Shares.......................................................2.1(c)
Distribution Agent................................................ 4.2(d)(iii)
Distribution Fund .................................................4.2(d)(iii)
Effective Time.............................................................1.1
Environmental Law....................................................3.1(p)(A)
ERISA.............................................................3.1(m)(i)(l)
Excess Shares......................................................4.2(l)(iii)
Exchange Act............................................................3.1(b)
Existing Articles of Incorporation......................................2.1(b)
Existing Bylaws.........................................................2.1(c)
Form of Election...................................................2.2(a)(iii)
GAAP....................................................................3.1(e)


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
Governmental Entity................................................3.1(d)(iii)
Hazardous Material...................................................3.1(p)(B)
Holdings..............................................................Preamble
Holdings Acquisition Proposal...........................................4.2(j)
Holdings Benefit Programs.........................................3.2(m)(i)(2)
Holdings Common Stock.................................................Recitals
Holdings Common Stock Trust.........................................4.2(d)(iv)
Holdings Commonly Controlled Equity..............................3.2(m)(ii)(8)
Holdings Intangible Property............................................3.2(o)
Holdings Letter.........................................................3.2(a)
Holdings Litigation.....................................................3.2(k)
Holdings Material Adverse Change........................................3.2(a)
Holdings Material Adverse Effect........................................3.2(a)
Holdings Order..........................................................3.2(k)
Holdings Permits........................................................3.2(j)
Holdings Plans....................................................3.2(m)(i)(1)
Holdings Representatives................................................4.2(j)
Holdings Preferred Stock................................................3.2(b)
Holdings SEC Documents..................................................3.2(e)
Holdings Stock Option...................................................2.2(e)
Holdings Stock Option Plan..............................................2.2(c)
Holdings Stockholder Meeting...............................................5.5
Holdings Voting Debt....................................................3.2(b)
Indemnified Liabilities...................................................5.11
Indemnified Parties.......................................................5.11
Injunction..............................................................6.1(e)
IRS..............................................................3.1(m)(ii)(5)
LabOne................................................................Preamble
LabOne Acquisition Proposal.............................................4.1(j)
LabOne Benefit Programs...........................................3.1(m)(i)(2)
LabOne Certificates.................................................2.2(a)(ii)
LabOne Common Stock...................................................Recitals
LabOne Commonly Controlled Entity................................3.1(m)(ii)(8)
LabOne Intangible Property..............................................3.1(o)
LabOne Letter...........................................................3.1(a)
LabOne Litigation.......................................................3.1(k)
LabOne Material Adverse Change..........................................3.1(a)
LabOne Material Adverse Effect..........................................3.1(a)
LabOne Order............................................................3.1(k)
LabOne Permits..........................................................3.1(j)
LabOne Plans......................................................3.1(m)(i)(1)
LabOne Preferred Stock..................................................3.1(b)
LabOne Representatives .................................................4.1(j)
LabOne SEC Documents....................................................3.1(e)
LabOne Stock Option.......................................................5.10
LabOne Stock Option Plans...............................................3.1(b)
LabOne Stockholder Meeting.................................................5.5

LabOne Voting Debt......................................................3.1(b)
Letter of Transmittal...............................................2.2(b)(ii)
Maximum Cash Payment Amount........................................2.2(a)(iii)
Merger................................................................Recitals
Merger Consideration.................................................2.2(a)(i)
Missouri Law...............................................................1.1
Non-Election........................................................2.2(a)(ii)
Partial Cash Election..............................................2.2(a)(iii)
Partial Stock Election.............................................2.2(a)(iii)
OSHA.................................................................3.1(p)(A)
PBGC.............................................................3.1(m)(ii)(5)
Proxy Statement.........................................................3.1(f)
Related Person..........................................................3.1(x)
Release..............................................................3.1(p)(C)
Remedial Action......................................................3.1(p)(D)
Returns..............................................................3.1(l)(i)
S-4.....................................................................3.1(f)
SEC.....................................................................2.1(d)
Securities Act..........................................................3.1(f)
SLH Tax Sharing Agreement...........................................3.2(l)(iv)
Special Committee.....................................................Recitals
Stock Election.....................................................2.2(a)(iii)
Stock Election Shares..............................................2.2(a)(iii)
Stockholder Meetings.......................................................5.5
Stock Split.............................................................3.2(g)
Subsidiary or Subsidiaries..............................................3.1(a)
Surviving Corporation...................................................2.1(a)
Surviving Corporation Common Stock....................................Recitals
Surviving Corporation Material Adverse Effect...........................6.1(c)
Taxes...................................................................3.1(l)
Tax Sharing Agreement...............................................3.1(l)(iv)
Transfer Agent...................................................... 2.2(a)(i)
Unaffiliated LabOne Stockholders........................................3.1(q)
Warrant.................................................................3.1(b)

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated March 7, 1999 (the
"Agreement"), by and between Lab Holdings, Inc., a Missouri corporation ("Holdings"), and LabOne, Inc., a Delaware corporation ("LabOne").

         WHEREAS, (i) the Board of Directors of LabOne established a special committee of independent directors (the "Special Committee") to represent solely the interests of LabOne and the Unaffiliated LabOne Stockholders (as defined in Section 3.1 (q)) with respect to any merger or other acquisition proposal concerning LabOne, (ii) the Special Committee is authorized to exercise all lawfully delegable powers of the LabOne Board of Directors with respect to any such merger or acquisition proposal and pursuant thereto has negotiated the terms and conditions of the Agreement with the assistance of independent legal and financial advisers to the Special Committee, (iii) the LabOne Board of Directors is required by Section 252 of the Delaware General Corporation Law ("Delaware Law") to adopt and approve a resolution approving the Agreement and has done so in accordance with a recommendation by the Special Committee;

         WHEREAS, the Special Committee has determined that it is in furtherance of and consistent with the long-term business strategies of LabOne and is fair to and in the best interests of the Unaffiliated LabOne Stockholders for LabOne to merge with and into Holdings upon the terms and subject to the conditions in this Agreement (the "Merger"), pursuant to which each share of common stock, par value $0.01 per share, of LabOne ("LabOne Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of LabOne Common Stock held by Holdings), subject to the Maximum Cash Payment Amount specified in
Section 2.2(a)(iii) and subject to prior effectiveness of the Stock Split (as defined in Section 3.2(g), shall be converted, at the option of the holder, into either, or a combination of (a) the right to receive an amount in cash equal to $12.75 (the "Cash Price Per Share) or (b) the right to receive one (1) share of Surviving Corporation Common Stock; provided, however, that immediately prior to the Effective Time (as defined in Section 1.1) Holdings shall effect a Stock Split (as defined in Section 3.2(g)) (payable as a dividend), pursuant to which each issued and outstanding share of common stock , par value $1.00 per share, of Holdings ("Holdings Common Stock") shall be converted into (assuming the effectiveness of the Merger) 1.50 shares of Surviving Corporation Common Stock;

         WHEREAS, the Boards of Directors of Holdings and LabOne each have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax free transaction under the United States Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, Holdings and LabOne desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         NOW,   THEREFORE,   in   consideration   of  the   foregoing   and  the
representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                               CERTAIN DEFINITIONS

         As used in this Agreement, "Subsidiary" or "Subsidiaries" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partner interests of which are held by such party or any Subsidiary of such party that do not have a majority of the voting interest in such partnership); or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries; provided, that LabOne and its Subsidiaries shall not be deemed Subsidiaries of Holdings.

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger; Effective Time of the Merger. Upon the terms and conditions of this Agreement and in accordance with the Delaware Law and The General and Business Corporation Law of Missouri (the "Missouri Law"), LabOne shall be merged with and into Holdings at the Effective Time (as hereinafter defined). As soon as practicable after the closing of the Merger (the "Closing"), a certificate of merger in substantially the form attached hereto as Exhibit A-1 (the "Certificate of Merger"), prepared and executed in accordance with the relevant provisions of the Delaware Law, shall be filed with the Secretary of State of Delaware, and articles of merger, in substantially the form attached hereto as Exhibit A-2 (the "Articles of Merger"), prepared and executed in accordance with the relevant provisions of the Missouri Law, shall be filed with the Secretary of State of Missouri. The Merger shall become effective at the time (the "Effective Time") when the Secretary of State of Missouri issues a certificate of merger attaching to it the Articles of Merger.

         1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, the Closing shall take place at 10:00 a.m. on the same business day on which there is satisfaction (or waiver in accordance with this Agreement) of the latest to occur of the conditions (other than deliveries of instruments to be made at Closing) set forth in Article VI (the "Closing Date"), at the offices of Lathrop & Gage L.C., 2345 Grand Boulevard, Kansas City, Missouri 64108 unless another date, time or place is agreed to in writing by the parties hereto.

                                   ARTICLE II

                              EFFECT OF THE MERGER

         2.1      Effects of the Merger.

         (a) Surviving Corporation. At the Effective Time, LabOne shall be merged with and into Holdings, the separate existence of LabOne shall cease and Holdings shall continue as the surviving corporation (Holdings and LabOne are sometimes referred to herein as the "Constituent Corporations" and Holdings is sometimes referred to herein as the "Surviving Corporation").

         (b) Articles of Incorporation. The Articles of Incorporation of Holdings as in effect immediately prior to the Effective Time (the "Existing Articles of Incorporation") shall be amended to read as set forth in Exhibit B (the "Amended Articles of Incorporation") and the Amended Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation.

         (c) Bylaws. The Bylaws of Holdings as in effect immediately prior to the Effective Time (the "Existing Bylaws") shall be amended to read as set forth in Exhibit C (the "Amended Bylaws") and shall be the Bylaws of the Surviving Corporation.

         (d) Directors and Officers. The individuals named on Exhibit D hereto shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation. The initial terms of such directors are set forth on Exhibit D. Prior to the Effective Time, one additional person with significant experience in the clinical laboratories industry will be named as a director, and such person's initial term shall be set, by mutual agreement of the Special Committee and Holdings. All such persons shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Amended Articles of Incorporation and Amended Bylaws. If any such person becomes unable or unwilling to serve prior to the Effective Time for any reason, such vacancy shall be filled as provided in Section 5.9. Directors and officers of Holdings immediately prior to the

Effective Time who are not so named shall cease to be directors and officers of the Surviving Corporation from and after the Effective Time.

         (e) Other. The Merger shall have such other effects as specified in the Delaware Law and the Missouri Law.

         2.2 Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Constituent Corporations or their respective stockholders:

         (a)      LabOne Common Stock.

                  (i) Subject to the provisions of this Section 2.2(a) and to the prior effectiveness of the Stock Split, each share of LabOne Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of LabOne Common Stock held by Holdings) shall be converted into, at the option of the holder, either, or a combination, of the following (the "Merger Consideration"):

                           (A) the right to receive an amount in cash equal to
                     the Cash Price Per Share; or

                           (B) the right to receive  one (1) share of  Surviving
                  Corporation Common Stock.

         All such shares of LabOne Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except that, from and after the Effective Time, certificates representing LabOne Common Stock (other than shares to be canceled in accordance with Section 2.2(c) and other than shares converted into the right to receive cash as provided herein) immediately prior to the Effective Time shall be deemed for all purposes to represent the number of shares of Surviving Corporation Common Stock into which they were converted pursuant to this subparagraph (a) (provided that if an exchange of certificates formerly representing LabOne Common Stock for certificates representing Surviving Corporation Common Stock is required by law or applicable rule or regulation, the parties will cause the Surviving Corporation to arrange for such exchange on a one share-for-one share basis). Following the Effective Time, holders of such certificates converted into the right to receive stock may obtain new certificates that bear the name "LabOne, Inc." and that reflect Missouri as the state of incorporation and a par value of $0.01 per share by delivering the old certificates to American Stock Transfer and Trust Company, or such other institution as may be the transfer agent of the Surviving Corporation (the "Transfer Agent"), together with properly completed and executed transmittal documents specified by the Transfer Agent. Holders of LabOne Common Stock also may (but are not required to) deliver their certificates to the Disbursing Agent referred to in Section 2.2(b) for exchange as provided therein.

                  (ii) Subject to the provisions of this Section 2.2 (a), each record holder of shares of LabOne Common Stock immediately prior to the Effective Time will be entitled to: (i) elect to receive the Cash Price Per Share for all of such shares ("Cash Election"); (ii) elect to receive Surviving Corporation Common Stock for all of such shares ("Stock Election"); (iii) elect to receive Surviving Corporation Common Stock for a stated number of such shares ("Partial Stock Election") and to receive the Cash Price Per Share for a stated number of such shares ("Partial Cash Election"); or (iv) indicate that such record holder has no preferences as to the receipt of cash or Surviving Corporation Common Stock for such shares ("Non-Election"). All such elections shall be made on a form designed for that purpose and mutually agreeable to LabOne and Holdings (a "Form of Election") and shall be irrevocable. If such holder does not make the election required by the immediately preceding sentence within 15 days following written notice from Surviving Corporation regarding the election given pursuant to Section 2.2(b), then such holder shall be deemed to have made a Non-Election, in which case such holder will be deemed to have elected to receive Surviving Corporation Common Stock as Merger Consideration.

                  (iii) Notwithstanding anything contained herein to the contrary, the amount payable in cash with respect to the number of shares of LabOne Common Stock to be converted pursuant to this Agreement into the right to receive cash shall not be more than $16,600,000 in the aggregate (the "Maximum Cash Payment Amount"). If the amount payable in cash with respect to the number of shares of LabOne Common Stock for which a Cash Election or a Partial Cash Election was made (collectively, the "Cash Election Shares") exceeds the Maximum Cash Payment Amount, then the consideration to be received by stockholders of LabOne who have made a Cash Election or a Partial Cash Election shall be adjusted in the manner provided below.

                  (iv) All shares of LabOne Common Stock for which a Stock Election or a Partial Stock Election are made (collectively, the "Stock Election Shares") shall be converted into the right to receive Surviving Corporation Common Stock.

                  (v) If  the  cash  otherwise  payable  with  respect  to  Cash
         Election Shares exceeds the Maximum Cash Payment Amount, the Cash Election Shares shall be converted into the right to receive Surviving Corporation Common Stock and cash in the following manner, so that each Cash Election Share shall be converted into the right to receive:

                           (A) an amount in cash  (rounded to the  nearest  cent
                  and subject to adjustment, as provided in clause (v)(B) below), without interest, equal to the product of (A) the Cash Price Per Share and (B) a fraction ("Cash Fraction"), the numerator of which shall be the Maximum Cash Payment Amount and the denominator of which shall be the aggregate amount payable (except for clause (iii) of this paragraph (a)) with respect to all Cash Election Shares; and

                           (B) a  number  of  shares  of  Surviving  Corporation
                  Common Stock equal to the product of (I) one (1) multiplied by
                  (II) a fraction equal to one (1) minus the Cash Fraction. If the product of clause (v)(B)(I) and (II) result in a fractional share (taking into account all Cash Election Shares held by a holder), then the number of shares to be issued shall be rounded up to the nearest whole number of shares and the amount of cash payable under clause (v)(A) shall be reduced by $12.75 less the value of such fraction.

                  (vi) If the aggregate amount payable with respect to all Cash Election Shares is less than the Maximum Cash Payment Amount, then each Cash Election Share shall be converted into the right to receive the Cash Price Per Share.


         (b)      Exchange of LabOne Certificates.

                  (i)  Prior  to the  Effective  Time,  Holdings  shall  appoint
         American Stock Transfer &Trust Company, or such other institution as it may select, to act as disbursing agent (the "Disbursing Agent") for the payment of merger consideration upon surrender of certificates representing the shares of LabOne Common Stock. Holdings will enter into a disbursing agent agreement with the Disbursing Agent, in form and substance reasonably acceptable to LabOne. At such times, and from time to time, as the Disbursing Agent requires funds to make the payments of the disbursements pursuant to Section 2.2(a), Surviving Corporation shall deposit or cause to be deposited with the Disbursing Agent in trust for the benefit of LabOne's stockholders cash in an aggregate amount necessary to make the cash payments pursuant to
         Section 2.2(a) and/or such number of shares of Surviving Corporation Common Stock necessary to exchange the LabOne Common Stock for Surviving Corporation Stock pursuant to Section 2.2(a) to holders of shares of LabOne Common stock requesting the same.

                  (ii) Promptly after the Effective Time, the Surviving Corporation shall cause the Disbursing Agent to mail to each person who was a record holder as of the Effective Time of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of LabOne Common Stock (the "LabOne Certificates"), and whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.2(a), a Form of Election contained in a letter of transmittal ("Letter of Transmittal") (which shall specify that delivery shall be effected, and risk of loss and title to the LabOne Certificates shall pass, only upon proper delivery of the LabOne Certificates to the Disbursing Agent) and instructions for use in effecting the surrender of the LabOne Certificates in exchange for payment of the Merger Consideration, all in a form reasonably approved by Holdings and LabOne prior to the Effective Time. The letter will also provide information about the holders' opportunity to elect Merger Consideration as set forth in
         Section 2.2(a). Upon surrender to the Disbursing Agent of a LabOne Certificate, together with a Letter of Transmittal duly executed and such other documents as may be reasonably required by the Disbursing Agent, the holder of such Certificate shall be paid in exchange therefor the Merger Consideration elected by the holder in accordance with Section 2.2(a), and such LabOne Certificate shall forthwith be canceled. No interest will be paid or accrued on the Merger Consideration payable upon the surrender of the LabOne Certificates. If payment is to be made to a person other than the person in whose name the LabOne Certificate surrendered is registered, it shall be a condition of payment that the LabOne Certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the LabOne Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Surviving Corporation shall have the discretion, which it may delegate in whole or in part to the Disbursing Agent, to determine whether Forms of Election have been properly completed, signed and submitted and to disregard any defects it determines are immaterial. The decision of Surviving Corporation or the Disbursing Agent on such matters shall be conclusive and binding. Neither
         Surviving Corporation nor the Disbursing Agent shall be under any obligation to notify any person of any defect in a Letter of Transmittal submitted to the Disbursing Agent. If Surviving Corporation or Disbursing Agent shall determine that any purported Cash Election, Partial Cash Election, Stock Election or Partial Stock Election was not properly made, such purported election shall be deemed to be of no force and effect and any stockholder making such purported Cash Election, Partial Cash Election, Stock Election or Partial Stock
         Election   shall  for  purposes   hereof  be  deemed  to  have  made  a
         Non-Election.

                  (iii) All cash paid upon the surrender of LabOne Certificates including Cash Election Shares in accordance with the terms of this
         Section 2.2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of LabOne Common Stock previously represented by such LabOne Certificates.

                  (iv) At any time more than 180 days after the Effective Time, the Surviving Corporation shall be entitled to require the Disbursing Agent to deliver to it any funds or shares of Surviving Corporation Common Stock which had been made available to the Disbursing Agent and not disbursed in exchange for LabOne Certificates (including, without limitation, all interest, dividends and other income received by the Disbursing Agent in respect of all such funds and shares). Thereafter, holders of shares of LabOne Common Stock shall look only to the
         Surviving Corporation (subject to the terms of this Agreement, abandoned property, escheat and other similar laws) as general creditors thereof with respect to any Merger Consideration that may be payable, without interest, upon due surrender of the LabOne Certificates held by them.

                  (v) No dividends or other distributions declared after the Effective Time with respect to Surviving Corporation Common Stock which are payable to shareholders of record of Surviving Corporation after the Effective Time shall be paid to a stockholder of LabOne with respect to Cash Election Shares.

         (c) LabOne shares held by Holdings and LabOne. Each share of LabOne Common Stock held by Holdings or LabOne shall, by virtue of the Merger, and without any action on the part of Holdings or LabOne, cease to be outstanding and be cancelled without payment of any consideration therefor and shall cease to exist.

         (d) Holdings Common Stock. Subject to the provisions of Section 2.3 hereof, each share of Holdings Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as hereinafter defined)) and each treasury share, assuming the prior effectiveness of the Stock Split, shall be converted into a share of Surviving Corporation Common Stock (provided that if an exchange of certificates formerly representing Holdings Common Stock for certificates representing Surviving Corporation Common Stock is required by law or applicable rule or regulation, the parties will cause the Surviving Corporation to arrange for such exchange on a one share-for-one share basis). Following the Effective Time holders of such shares may obtain new certificates that bear the name "LabOne, Inc." and that reflect Missouri as the state of incorporation and a par value of $0.01 per share by delivering the old certificates to the Transfer Agent of the Surviving Corporation together with properly completed and executed transmittal documents specified by the Transfer Agent.

         (e) Assumption of LabOne Stock Options. Each outstanding LabOne Stock Option (as defined in Section 5.10) shall be assumed by the Surviving Corporation as provided in Section 5.10. No LabOne Stock Options shall vest or become exercisable as a result of the Merger or change in stock ownership or composition of the Board of Directors of the Surviving Corporation.

         (f) Adjustment of Holdings Stock Options. The Holdings 1997 Directors' Stock Option Plan, as amended (the "Holdings Stock Option Plan") and stock options issued thereunder ("Holdings Stock Options") shall be adjusted and amended in the following manner, subject to the prior effectiveness of the Stock Split, at the Effective Time:

                  (i) The number of shares authorized for issuance under Section 4 of the Holdings Stock Option Plan shall be adjusted to an amount equal to the product of 90,000 times 1.50.

                  (ii) The first sentence of Section 5 of the Holdings Stock Option Plan shall be amended at the Effective Time to add the following proviso: "provided, however, no options shall be granted under the Plan from and after the Effective Time of any merger of LabOne into Holdings."

                  (iii) The amendments to the Holdings Stock Option Plan and Holdings Stock Options outstanding thereunder that were adopted by the Board of Directors of Holdings on August 27, 1998 extending the period during which such options may be exercised following termination of director status, shall be deemed ratified, confirmed and approved.

                  (iv) Holdings Stock Options granted under the Holdings Stock Option Plan that are outstanding immediately prior to the Effective Time shall be adjusted such that the number of shares subject to each option immediately prior to the Effective Time shall be increased to an amount equal to such number times 1.50 and the price to be paid for each such share upon exercise shall be reduced to a price equal to the exercise price immediately prior to the Effective Time divided by 1.50.

                  (v) The foregoing shall be deemed to adjust and otherwise supersede any conflicting provisions contained in the Holdings Stock Option Plan or the option agreements covering the Holdings Stock Options, including the provisions of Section 3 of each such option agreements.

         (g) Stated Capital. Immediately after the Effective Time, the stated capital of the Surviving Corporation shall be reduced by transferring from stated capital to paid-in-surplus all amounts in excess of the aggregate par value of shares of Surviving Corporation Common Stock issued after giving effect to the Merger.

         2.3 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Holdings Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have properly exercised dissenters' rights with respect thereto under Section
351.455 of the Missouri Law (the "Dissenting Shares") shall not be converted as provided in Section 2.2(d), but the holders of Dissenting Shares shall be entitled to receive such payment of the fair value of such shares held by them from the Surviving Corporation as shall be determined in a judicial proceeding pursuant to the Missouri Law; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose the right to appraisal and payment under the Missouri Law, each such holder's shares shall thereupon be deemed to have been converted as of the Effective Time without any interest thereon, as provided in Section 2.2(d), and such shares shall no longer be Dissenting Shares.

         2.4 No Liability. Neither Holdings nor LabOne shall be liable to any holder of shares of LabOne Common Stock or Holdings Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto), any Merger Consideration or cash in lieu of fractional shares of Surviving
Corporation Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares on the day immediately preceding the day on which such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of Surviving Corporation free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of LabOne. LabOne represents and warrants to Holdings as follows:

         (a) Organization, Standing and Power. Each of LabOne and its Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to qualify would not have a LabOne Material Adverse Effect (as defined below). LabOne has heretofore delivered to Holdings complete and correct copies of its Certificate of Incorporation and Bylaws and the organizational documents of each of its Subsidiaries. All Subsidiaries of LabOne, the percentage of LabOne's ownership of such Subsidiaries, the identity and percentage ownership of all other persons with equity interests in such Subsidiaries and their respective jurisdictions of incorporation or organization are identified on Schedule 3.1(a) of the letter dated and delivered to Holdings on the date hereof (the "LabOne Letter"), which relates to this Agreement and is designated therein as being LabOne Letter. As used in this Agreement, a "LabOne Material Adverse Effect" or "LabOne Material Adverse Change" shall mean any effect or change that is, individually or in the aggregate, materially adverse to the business, operations, assets, condition (financial or otherwise) or results of operation of LabOne and its Subsidiaries taken as a whole except for general economic changes and changes that may affect the industries of LabOne or any of its Subsidiaries generally.

         (b) Capital Structure. As of the date hereof, the authorized capital stock of LabOne consists of 40,000,000 shares of LabOne Common Stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share ("LabOne Preferred Stock"). At the close of business on the date hereof,
(i) 13,311,450 shares of LabOne Common Stock are issued and outstanding, (ii) 2,150,000 shares are reserved for issuance pursuant to LabOne's 1987 Long Term Incentive Plan, 1,000,000 shares of LabOne Common Stock are reserved for issuance pursuant to LabOne's 1997 Incentive Plan , 100,000 shares of LabOne Common Stock are reserved for issuance pursuant to LabOne's Stock Plan for Non-Employee Directors and 1,000,000 shares of LabOne Common Stock are reserved for issuance pursuant to warrants issued to National Support Services, Inc, dated February 23, 1998 and USA Managed Care Organization, dated November 13, 1998 (the "Warrants") (LabOne's 1987 Long Term Incentive Plan, 1997 Incentive Plan, Plan for Non-Employee Directors and Warrant are collectively referred to as the "LabOne Stock Option Plans"), (iii) 869,244 shares of LabOne Common Stock are issuable pursuant to outstanding and unvested stock options or other rights granted pursuant to LabOne Stock Option Plans, and 968,683 shares of LabOne Common Stock are issuable pursuant to outstanding and vested stock options or other rights granted pursuant to LabOne Stock Option Plans; (iv) no shares of LabOne Preferred Stock are issued and outstanding; and (v) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which LabOne stockholders may vote ("LabOne Voting Debt") are issued or outstanding. All outstanding shares of LabOne Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except as set forth on Schedule 3.1(b) of the LabOne Letter, all outstanding shares of capital stock of the Subsidiaries of LabOne are owned by LabOne, or a direct or indirect wholly owned Subsidiary of LabOne, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in this Section 3.1(b) or on Schedule 3.1(b) of LabOne Letter and except for changes resulting from the exercise of employee stock options (or Warrants) outstanding on the date hereof granted pursuant to LabOne Stock Option Plans, or as contemplated by this Agreement, there are outstanding: (i) no shares of capital stock, LabOne Voting Debt or other voting securities of LabOne; (ii) no securities of LabOne or any Subsidiary of LabOne convertible into or exchangeable for shares of capital stock, LabOne Voting Debt or other voting securities of LabOne or any Subsidiary of LabOne; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which LabOne or any Subsidiary of LabOne is a party or by which it is bound in any case obligating LabOne or any Subsidiary of LabOne to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any LabOne Voting

Debt or other voting securities of LabOne or of any Subsidiary of LabOne, or obligating LabOne or any Subsidiary of LabOne to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on Schedule 3.1(b) of LabOne Letter, there are no stockholder agreements, registration rights, voting trusts or other similar agreements or understandings to which LabOne is a party or by which it is bound. Except as set forth on
Schedule 3.1(b) of the LabOne Letter, there are no restrictions on LabOne's ability to vote the stock held by LabOne of any of its Subsidiaries. To the knowledge of LabOne, as of the date of this Agreement, except for W. D. Grant, Wallace R. Weitz & Company and a group consisting of American Century Investment Management, Inc. and American Century Capital Portfolios, Inc., no stockholder of LabOne or "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be immediately after the Effective Time the beneficial owner of more than 10% of the then outstanding Surviving Corporation Common Stock.

         (c) Non-Subsidiaries Equity Investment. Schedule 3.1(c) of LabOne Letter sets forth the book value of each investment by LabOne or any of its Subsidiaries in the voting securities, partnership interests or other equity interests of any corporation, partnership or other entity (other than a Subsidiary of LabOne) and the nature and percentage of LabOne's or its Subsidiaries' ownership interests in such investment. Except as set forth in
Schedule 3.1(c) of LabOne Letter, the voting securities, partnership interests or other equity interests of LabOne or its Subsidiaries in such investments are owned free and clear of all liens, charges and encumbrances.

         (d)      Authority; No Violations; Consents and Approvals.

                  (i) Upon the recommendation of the Special Committee of independent outside directors of the Board of Directors of LabOne, (the "Special Committee"), the Board of Directors of LabOne has approved the Merger and this Agreement, by unanimous vote of the directors (except for those directors who abstained), and declared the Merger and this Agreement to be advisable and in the best interests of the stockholders of LabOne. LabOne has all requisite corporate power and authority to enter into this Agreement and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of LabOne in accordance with the Delaware Law, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of LabOne, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of LabOne in accordance with the Delaware Law. This Agreement has been duly executed and delivered by LabOne and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of LabOne in accordance with the Delaware Law, and assuming this

         Agreement constitutes the valid and binding obligation of Holdings, constitutes a valid and binding obligation of LabOne enforceable in accordance with its terms except to the extent that the enforcement of this Agreement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

                  (ii) Except as set forth on Schedule 3.1(d) of the LabOne Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of LabOne or any of its Subsidiaries under, any provision of (i) the Certificate of Incorporation or Bylaws of LabOne or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, or indenture applicable to LabOne or any of its Subsidiaries, (iii) any other agreement, instrument, permit, concession, franchise or license applicable to LabOne or any of its Subsidiaries or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.1(d)(iii) are duly and timely obtained or made and the approval of the Merger and this Agreement by the stockholders of LabOne has been obtained in accordance with Delaware Law, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to LabOne or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a LabOne Material Adverse Effect, materially impair the ability of LabOne to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to LabOne or any of its Subsidiaries in connection with the execution and delivery of this Agreement by LabOne or the consummation by LabOne of the transactions contemplated hereby, as to which the failure to obtain or make would have a LabOne Material Adverse Effect, except for: (A) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in preliminary and definitive form relating to the meeting of LabOne's stockholders to be held in connection with the approval of this

         Agreement and the Merger by stockholders of LabOne,  such reports under
         Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (B) filings with, and approval of, the Nasdaq Stock Market; (C) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, or environmental laws; and (D) the filing of the Articles of Merger with the Secretary of State of the State of Missouri and the Certificate of Merger with the Secretary of State of the State of Delaware.

         (e) SEC Documents. LabOne has made available to Holdings a true and complete copy of each quarterly, annual or current report on Form 10-Q, 10-K or 8-K, registration statement and definitive proxy statement filed by LabOne with the SEC since January 1, 1994, which are all the documents (other than preliminary material) that LabOne was required to file with the SEC since January 1, 1994. LabOne will make available to Holdings, a true and complete copy of each quarterly, annual or current report on Form 10-Q, 10-K or 8-K, registration statement and definitive proxy statement filed by LabOne with the SEC subsequent to the date of this Agreement and prior to the Effective Time. All of such reports and statements filed prior to the date of this Agreement are hereinafter referred to as the "LabOne SEC Documents." As of their respective filing dates (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing), the LabOne SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such LabOne SEC Documents, and none of the LabOne SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing), the financial statements of LabOne included in the LabOne SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in effect in the United States ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto, (ii) in the case of the unaudited financial statements, such differences in presentation or omissions as permitted by Rule 10-01 of Regulation S-X of the SEC and (iii) the unaudited financial statements do not contain all notes required by GAAP) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited financial statements, to normal year-end adjustments on a basis comparable with past periods) the consolidated financial position of LabOne and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of LabOne and its consolidated Subsidiaries for the periods presented therein.

         (f) Information Supplied. None of the information supplied or to be supplied by LabOne for inclusion or incorporation by reference in Holdings's 1998 Form 10-Ks, Form 10-Qs or Form 8-Ks or the Registration Statement on Form S-4 to be filed with the SEC by Holdings in connection with the issuance of shares of Surviving Corporation Common Stock in the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act, and the rules and regulations thereunder or at the Effective Time (or in the case of Holdings's Form 10-K, upon filing thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by LabOne and included or incorporated by reference in the related joint proxy statement (the "Proxy Statement") will, at the time of mailing thereof or at the time of the meetings of the stockholders of Holdings or LabOne to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to LabOne or any of its Subsidiaries, or with respect to other information supplied by LabOne for inclusion in the Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Holdings and LabOne. The S-4 and the Proxy Statement, insofar as they relate to LabOne or its Subsidiaries or other information supplied by LabOne for inclusion therein, will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder.

         (g) Absence of Certain Changes or Events. Except as disclosed in, or reflected in the financial statements included in the LabOne SEC Documents or on
Schedule 3.1(g) of the LabOne Letter, or except as contemplated by this Agreement, since September 30, 1998, LabOne has in all material respects conducted its business only in the ordinary course and there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of LabOne's capital stock other than regular quarterly cash dividends consistent with past practice;
(ii) any amendment of any material term of any outstanding equity security of LabOne or any Subsidiary; (iii) any repurchase, redemption or other acquisition by LabOne or any Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, LabOne or any Subsidiary;
(iv) any material change in any method of accounting or accounting practice, or in any tax method, principle, election or practice by LabOne or any Subsidiary;
(v) if the covenants and agreements with respect to LabOne and its Subsidiaries set forth in Section 4.1 had been applicable to LabOne and its Subsidiaries during the period from September 30, 1998 to the date of this Agreement, any action, transaction, commitment or failure to act that would cause LabOne or any such

Subsidiary to fail to comply with such covenants and agreements; or (vi) any other action, transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that has had, or may reasonably be expected to have, a LabOne Material Adverse Effect.

         (h) No Undisclosed Material Liabilities. Except as fully reflected or reserved against in financial statements included in the LabOne SEC Documents, or disclosed in the footnotes thereto, or referred to in Schedule 3.1(h) or elsewhere in LabOne Letter, as of the date hereof LabOne and its Subsidiaries have no liabilities, absolute or contingent, other than liabilities which, individually or in the aggregate, are reasonably expected not to have a LabOne Material Adverse Effect. Except as so reflected, reserved or disclosed, LabOne and its Subsidiaries have no commitments which, individually or in the aggregate, are reasonably expected to have a LabOne Material Adverse Effect.

         (i) Material Contracts; No Defaults. All of the material contracts of LabOne and its Subsidiaries that are required to be described in the LabOne SEC Documents or to be filed as exhibits thereto, or that would be required to be described or filed if a Form 10-K with respect to the LabOne were required to be filed on the date hereof, have been described or filed in the LabOne SEC Documents except as disclosed on Schedule 3.1(i) of the LabOne Letter. Neither LabOne nor any of its Subsidiaries is in violation of or in default under (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) in the case of LabOne and its Subsidiaries, their respective certificate or articles of incorporation and bylaws or comparable organizational documents,
(ii) except as disclosed in Schedule 3.1(i) of the LabOne Letter, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which LabOne or any of its Subsidiaries is now a party or by which LabOne or any of its Subsidiaries or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to LabOne or any of its Subsidiaries, except in the case of (ii) and
(iii) for defaults or violations which in the aggregate would not have a LabOne Material Adverse Effect. Schedule 3.1(i) of the LabOne Letter lists each contract (a) containing covenants which in any way purport to limit the freedom of LabOne or any of its Subsidiaries to engage in any line of business or engage in business in any geographic area or to compete with any person, or (b) that imposes a material obligation (contingent or otherwise) that is not reflected in LabOne's audited GAAP financial statements and notes thereto included in its most recently filed Annual Report on Form 10-K. Except as disclosed on Schedule 3.1(i) of the LabOne Letter, to the knowledge of LabOne, none of the other parties to material contracts of LabOne or its Subsidiaries are in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any contract, other than such violations or defaults as would not have a LabOne Material Adverse Effect.

         (j) Compliance with Applicable Laws. LabOne and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "LabOne Permits"), except where the failure so to hold would not have a LabOne Material Adverse Effect. LabOne and its Subsidiaries are in compliance with the terms of LabOne Permits, except where the failure so to comply would not have a LabOne Material Adverse Effect. Except as disclosed or as set forth on Schedule 3.1(j), 3.1(k), 3.1(l), 3.1(m), 3.1(n) or 3.1(o) of LabOne Letter, the businesses of LabOne and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment or decree of any Governmental Entity, except for possible violations which would not have a LabOne Material Adverse Effect. Except as set forth on Schedule 3.1(j) of LabOne Letter, as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to LabOne or any of its Subsidiaries is, to the best knowledge of LabOne, pending or threatened, other than those the outcome of which would not have a LabOne Material Adverse Effect.

         (k) Litigation. Schedule 3.1(k) of LabOne Letter discloses all suits, actions or proceedings pending, or, to, the best knowledge of LabOne, threatened against LabOne or any Subsidiary of LabOne ("LabOne Litigation") on the date of this Agreement and all judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against LabOne or any Subsidiary of LabOne ("LabOne Order") on the date of this Agreement, in each case in which the amount claimed or that could be involved is in excess of $100,000. Except as disclosed on Schedule 3.1(k) of LabOne Letter, there is no LabOne Litigation that, individually or in the aggregate with all other LabOne Litigation, is reasonably likely to have a LabOne Material Adverse Effect, nor is there any LabOne Order that, individually or in the aggregate with all other LabOne Litigation, is reasonably likely to have a LabOne Material Adverse Effect or a material adverse effect on LabOne's ability to perform its obligations hereunder or to consummate the transactions contemplated by this Agreement.

         (l) Taxes. With respect to any period and with respect to any action as to which the applicable statute of limitations has not expired as of the date hereof, and except as set forth on Schedule 3.1(l) of the LabOne Letter and except for exceptions to the following that would not, individually or in the aggregate, have a LabOne Material Adverse Effect:

                  (i) LabOne and each of its Subsidiaries has (A) duly and timely (taking into account any extensions) filed all federal, state, local, foreign and other returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by or with respect to it in respect of any Taxes (as hereinafter defined), other than consolidated or combined Returns that are required to be filed by Holdings pursuant to the Tax Sharing Agreement (as hereinafter defined), (B) duly paid or deposited on a timely basis all Taxes (including estimated Taxes) that are due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in LabOne's most recent audited financial statements) for which LabOne or any of its Subsidiaries may be liable, except with respect to Taxes covered by the Tax Sharing Agreement, (C) established reserves that are required by GAAP for the payment of all Taxes not yet due and payable with respect to the results of operations of LabOne and its Subsidiaries through the date hereof, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the withholding of Taxes and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

                  (ii) Except as listed in Schedule 3.1(l) of the LabOne Letter, and except with respect to Returns files by Holdings pursuant to the Tax Sharing Agreement, (A) there is no audit or examination being conducted by any tax authority with respect to any Return of LabOne or any of its Subsidiaries and (B) no extension or waiver of a statute of limitation regarding liability for Taxes or the filing of any Return has been given or agreed to by LabOne or any of its Subsidiaries that has the effect of keeping open a statutory limitations period that would otherwise now be closed. Except to the extent being contested in good faith and as disclosed in Schedule 3.1(l),all material deficiencies for Taxes asserted as a result of an audit or examination conducted by any taxing authority with respect to any Return of LabOne or any of its Subsidiaries have been paid or provided for, in accordance with GAAP, in LabOne's most recent audited financial statements included in the LabOne SEC documents. Except as provided for, in accordance with GAAP, in LabOne's most recent audited financial statements included in the LabOne SEC documents and as disclosed in
         Schedule 3.1(l) and except with respect to Returns filed by Holdings pursuant to the Tax Sharing Agreement, no material deficiency for any such Taxes has been proposed, asserted, or assessed against LabOne or any of its Subsidiaries by any federal, state, local, foreign or other taxing authority with respect to any period. Neither LabOne nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (iii) Neither LabOne nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing or allocation agreement or similar agreement or arrangement, except for that certain Tax Sharing Agreement among Holdings, LabOne and certain other parties dated August 1, 1990 (the "Tax Sharing Agreement"). All of the information that has heretofore been furnished by LabOne or any of its Subsidiaries to Holdings relating to Taxes, in connection with the preparation of a consolidated tax return of the consolidated group composed of Holdings and its subsidiaries, was when delivered true, accurate, and complete, in all material respects, (and, to the extent that such information reflected liability for Taxes or any component of such liability (such as the amount of income or deductions for a taxable period), such information was prepared in accordance with the applicable law relating to such Taxes or other items), and each item of such information is now believed by LabOne to have been true, accurate, and complete, in all material respects, as of the date thereof. All payments that are required to have been made prior to the date hereof by LabOne or any of its Subsidiaries to Holdings pursuant to the Tax Sharing Agreement have been made, and any payments that are required to be made with respect to periods prior to the date hereof, but not due until a date subsequent to the date hereof, are disclosed in Schedule 3.1(l) and LabOne and each of its Subsidiaries has complied in all material respects with all provisions of the Tax Sharing Agreement that are applicable to it.

         For purposes of this Agreement, "Taxes" means all federal, state, local, foreign and other taxes, charges, fees, levies, imposts, duties, licenses or other governmental assessments, together with any interest, penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

         (m)      Pension and Benefit Plans; ERISA.

                  (i) LabOne has made available to Holdings true, correct, and complete copies of each of the following which is sponsored, maintained or contributed to by LabOne or any of its Subsidiaries for the benefit of the employees of LabOne or such Subsidiary:

                           (1) each  "employee  benefit  plan,"  as such term is
                  defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) ("LabOne Plans"); and

                           (2) each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 3.1(m)(i)(1) ("LabOne Benefit Programs").

                  (ii)  Except as  disclosed  in Schedule  3.1(m)(ii)  of LabOne
Letter:

                           (1) LabOne and its  Subsidiaries do not contribute to
                  or have an obligation to contribute to, and have not at any time within six years prior to the Effective Time contributed to or had an obligation to contribute to, a multi employer plan within the meaning of Section 3(37) of ERISA;

                           (2) LabOne and its  Subsidiaries  have  substantially
                  performed all material obligations, whether arising by operation of law or by contract, required to be performed by them in connection with LabOne Plans and LabOne Benefit Programs, and to the knowledge of LabOne there have been no defaults or violations by any other party under the LabOne Plans or LabOne Benefit Programs that would have a LabOne Material Adverse Effect;

                           (3) All  reports and  disclosures  relating to LabOne
                  Plans required to be filed with or furnished to governmental agencies, LabOne Plan participants or beneficiaries have been filed or furnished substantially in accordance with applicable law in a timely manner, except where the failure to do so would not have a LabOne Material Adverse Effect;

                           (4) Each LabOne Plan  intended to be qualified  under
                  Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the Internal Revenue Service regarding such qualified status and has not, since receipt of the most recent favorable determination letter, been amended or, to the knowledge of LabOne, operated, in a way which would reasonably be expected to materially adversely affect such qualified status. As to any LabOne Plan intended to be qualified under Section 401 of the Code, there has been no termination or partial termination of such LabOne Plan within the meaning of Section 411(d)(3) of the Code;

                           (5) There  are no  actions,  suits or claims  pending
                  (other than routine claims for benefits) or, to the knowledge of LabOne, threatened against, or with respect to, any of the LabOne Plans or LabOne Benefit Programs or their assets that could reasonably be expected to have a Material Adverse Effect. To the knowledge of LabOne, there is no matter pending (other than routine qualification determination filings) with respect to any of the LabOne Plans before the Internal Revenue Service ("IRS"), the United States Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC");

                           (6) There are no LabOne Plans subject to Title IV of ERISA.;

                           (7) No act,  omission  or  transaction  has  occurred
                  which would result in imposition on LabOne or any of its Subsidiaries of (A) liability for a breach of fiduciary duty under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsection (c), (i) or (1) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code that, in any such case, could reasonably be expected to have a LabOne Material Adverse Effect;

                           (8) With respect to any employee benefit plan, within
                  the meaning of Section 3(3) of ERISA, which is not a LabOne Plan but which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Effective Time, by any corporation, trade, business or entity that is a Subsidiary of LabOne, (A) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (B) no liability to the PBGC has been incurred by any Subsidiary of LabOne, which liability has not been satisfied, (C) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or
                  Section 412 of the Code has been incurred, and (D) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made; and

                           (9) After taking into  account all consents  obtained
                  from participants in LabOne Plans and LabOne Benefit Programs referred to in Schedule 3.1(m), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (A) require LabOne or any of its Subsidiaries to make a larger contribution to, or pay greater benefits under, any LabOne Plan or LabOne Benefit Program than it otherwise would, (B) create or give rise to any additional or accelerated vested rights or service credits under any LabOne Plan or LabOne Benefit Program, or (C) accelerate the vesting, accrual or exercisability of any benefits or rights under any LabOne Plan or LabOne Benefit Program, including, without limitation, acceleration of the date on which any stock option(s) may first be exercised.


                  (iii) Except as disclosed on Schedule 3.1(m)(iii) of LabOne Letter, there are no severance agreements or employment agreements between LabOne or any of its Subsidiaries and any employee of LabOne or such Subsidiary. True and correct copies of all such severance and employment agreements have been provided to Holdings. Except as disclosed on Schedule 3.1(m)(iii) of LabOne

         Letter, (A) neither LabOne nor any of its Subsidiaries has any consulting agreement or arrangement with any person involving annual compensation in excess of $100,000, except as are terminable without penalty upon one month's notice or less, and (B) no stock or other security issued by LabOne or any of its Subsidiaries forms or has formed a material part of the assets of any LabOne Plan or LabOne Benefit Program.

         (n)      Labor Matters.

                  (i) Except as set forth in Schedule 3.1(n)(i) of LabOne Letter, as of the date of this Agreement, (1) no employees of LabOne or any of its Subsidiaries are represented by any labor organization; (2) no labor organization or group of employees of LabOne or any of its Subsidiaries has made a pending written demand or, to LabOne's knowledge, other form of demand, for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and (3) to the knowledge of LabOne, there are no organizing activities involving LabOne or any of its Subsidiaries pending with any labor organization or group of employees of LabOne or any of its Subsidiaries.

                  (ii) Except as set forth on Schedule 3.1(n)(ii) of LabOne Letter, LabOne and each of its Subsidiaries is in compliance with all applicable employment and labor laws and regulations relating to the employment of labor, including all such laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes, except where the failure to comply would not have a LabOne Material Adverse Effect.

         (o)  Intangible  Property.  To  LabOne's  knowledge,   LabOne  and  its
Subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, database, industrial designs, trade secrets, technology, and copyrights necessary for the operation of the businesses of each of LabOne and its Subsidiaries (collectively, the "LabOne Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not reasonably be expected to have a LabOne Material Adverse Effect. Schedule 3.1(o) of LabOne Letter lists all material patents and trademark registrations (and applications for patents and trademark registrations) or licensing agreements that are applicable to a material portion of the business of LabOne or its Subsidiaries. To the knowledge of LabOne, except as set forth on Schedule 3.1(o) of LabOne Letter, all of LabOne Intangible Property is owned or used by LabOne or its Subsidiaries free and clear of any and all liens, claims or encumbrances, except those that are not reasonably likely to have a LabOne Material Adverse Effect, and neither LabOne nor any such Subsidiary has forfeited or otherwise relinquished any LabOne Intangible Property which forfeiture would result in a LabOne Material Adverse Effect. To the knowledge of LabOne, the use of LabOne Intangible Property by LabOne or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any valid right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made, and neither LabOne nor any of its Subsidiaries has received any notice of any claim or otherwise knows, that any of LabOne Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has been failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of LabOne Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not reasonably be expected to have a LabOne Material Adverse Effect.

         (p)      Environmental Matters.

                  For purposes of this Agreement:

                           (A) "Environmental Law" means any applicable law regulating or prohibiting Releases into any part of the natural environment, or pertaining to the protection of natural resources, the environment and public and employee health and safety including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U. S. C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C.
                  Section 1251 et seq.), the Clean Air Act (33 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
                  Section 7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) ("OSHA") and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such laws have been and may be amended or supplemented through the Closing Date;

                           (B) "Hazardous Material" means any substance, material or waste which is regulated, or which could be the subject of Remedial Action, pursuant to any Environmental Law by any public or governmental authority in the jurisdictions in which the applicable party or its Subsidiaries conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," ("extremely hazardous waste" or "restricted hazardous waste," "pollutant," "contaminants," "toxic waste" or "toxic substance" under any provision of Environmental Law;

                           (C) "Release" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a regulated quantity of Hazardous Material into the outdoor environment, or into or out of any property owned, operated or leased by the applicable party or its Subsidiaries; and

                           (D) "Remedial  Action" means all actions with respect
                  to a regulated quantity of Hazardous Materials, including, without limitation, any capital expenditures, required by a governmental entity or required under any Environmental Law, or voluntarily undertaken to (I) clean up, remove, treat, or in any other way ameliorate the Release of any Hazardous Materials in the outdoor environment; (II) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the indoor or outdoor environment; (III) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (IV) bring the applicable party into compliance with any Environmental Law.

                  (i) Except as disclosed on Schedule 3.1(p) of LabOne Letter, the operations of LabOne and its Subsidiaries have been and are currently in compliance with all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a LabOne Material Adverse Effect.

                  (ii) Except as disclosed on Schedule 3.1(p) of LabOne Letter, LabOne and its Subsidiaries have obtained and maintained all permits required under applicable Environmental Laws for the continued operations of their respective businesses, except such permits the lack of which would not reasonably be expected to have a LabOne Material Adverse Effect.

                  (iii) Except as disclosed on Schedule 3.1(p) of LabOne Letter, as of the date hereof LabOne and its Subsidiaries are not subject to any material (individually or in the aggregate) outstanding written orders or material contracts with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material.

                  (iv) Except as disclosed on Schedule 3.1(p) of LabOne Letter, LabOne and its Subsidiaries have not received any written communication alleging, with respect to any such party, and has no knowledge of the violation of or liability under any Environmental Law, which violation or liability would reasonably be expected to have a LabOne Material Adverse Effect.

                  (v) Except as disclosed on Schedule 3.1(p) of LabOne Letter, neither LabOne nor any of its Subsidiaries has any contingent liability in connection with any Release of any Hazardous Material including, without limitation, in connection with the exposure of any person or property to Hazardous Material that would reasonably be expected to have a LabOne Material Adverse Effect.

                  (vi) Except as disclosed on Schedule 3.1(p) of LabOne Letter, the operations of LabOne or its Subsidiaries involving the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent, or any other Hazardous Material are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a LabOne Material Adverse Effect.

                  (vii) Except as disclosed on Schedule 3.1(p) of LabOne Letter, to the knowledge of LabOne as of the date hereof, there is not now on or in any property of LabOne or its Subsidiaries any of the following:
         (A) any underground storage tanks or surface impoundments, (B) any asbestos-containing materials, or (C) any polychlorinated biphenyls, any of which ((A), (B) or (C) preceding) could reasonably be expected to have a LabOne Material Adverse Effect. To the knowledge of LabOne as of the date hereof, none of the properties owned or operated by LabOne are restricted as to use or as to transfer of title, or the subject of any special recorded notice, under any Environmental Law.

                  (viii) LabOne has made available to Holdings for review all written reports of environmental audits and assessments prepared for LabOne or any of its Subsidiaries within the last three years by third party consultants or internal environmental, safety or health personnel which are in the possession or control of LabOne and which relate to the assets or operations of LabOne or any of its Subsidiaries.

         (q) Opinion of Financial Advisor. The Special Committee has received the opinion of U.S. Bancorp Piper Jaffray, Inc. (a copy of which will be delivered to Holdings), to the effect that, as of the date hereof, the consideration to be received by the holders of LabOne Common Stock, other than Holdings, officers and directors of Holdings and beneficial owners of 10% or more of the outstanding shares of Holdings Common Stock (such holders after such exclusions are referred to as "Unaffiliated LabOne Stockholders) pursuant to this Agreement is fair from a financial point of view to the Unaffiliated LabOne Stockholders.

         (r) Vote Required. Except as provided in the second sentence of Section 6.1(a)(i) of this Agreement, the affirmative vote of the holders of a majority of the shares of LabOne Common Stock outstanding is the only vote of the holders of any class or series of LabOne capital stock necessary to approve this Agreement and the transactions contemplated hereby.

         (s) Insurance. LabOne has delivered to Holdings an insurance schedule of LabOne's and each of its Subsidiaries' (i) directors' and officers' liability insurance, and (ii) primary and excess casualty insurance policies, providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker's compensation, in each case in effect as of the date hereof. LabOne maintains insurance coverage reasonably adequate for the operation of the business of LabOne and each of its Subsidiaries (taking into account the cost and availability of such insurance), and the transactions contemplated hereby will not materially adversely affect such coverage.

         (t) Brokers. Except as disclosed on Schedule 3.1(t) of LabOne Letter, no broker, investment banker, or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of LabOne.

         (u) Title. Except as disclosed in financial statements included in the LabOne SEC Documents or on Schedule 3.1(u) of LabOne Letter, LabOne and each of its Subsidiaries have good and marketable title to all real property and good title to all personal property owned by them, in each case free and clear of all liens, pledges or encumbrances securing money borrowed, the deferred purchase price of property in excess of $300,000 or capital leases and free and clear of all other liens, pledges, encumbrances or defects that could affect the value or use thereof, except for any such other liens, pledges, encumbrances or defects that would not have a LabOne Material Adverse Effect.

         (v) Books and Records. LabOne and its Subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of their financial statements and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management's authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals, except for any inaccuracy or inadequacy of controls that would not reasonably be expected to have a LabOne Material Adverse Effect.

         (w) Certain Payments. Neither LabOne nor any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the LabOne or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee from corporate funds; violated or is in violation of any provision of the United States Foreign
Corrupt Practices Act of 1977; nor made any illegal bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except for any such expenses, payments or violations that would not reasonably be expected to have a LabOne Material Adverse Effect.

         (x) Transactions with Related Parties. Except as set forth in Schedule 3.1(x) of LabOne Letter or in the LabOne SEC Documents, there are no agreements, contracts or other arrangements between (i) LabOne or any of its Subsidiaries, on the one hand, and (ii) any Related Person (as defined below) of LabOne, on the other hand. Except as set forth in Schedule 3.1(x) of LabOne Letter and except for the ownership of the Surviving Corporation Common Stock issued hereunder, as of the Closing Date no Related Person of LabOne and no present officer or director of any Related Person of LabOne shall have any interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the business of LabOne and its Subsidiaries (or the Surviving Corporation and its Subsidiaries) and no Related Person of LabOne shall have any direct or indirect ownership interest (excluding immaterial passive investments) in any person (other than through LabOne or any of its Subsidiaries) with which LabOne or any of its Subsidiaries competes in any material respect or has a material business relationship. Other than those services described in the LabOne SEC Documents, Schedule 3.1(x) of LabOne letter sets forth as of the date of this Agreement a description of all services provided by any Related Person of LabOne or LabOne and any of its Subsidiaries. A "Related Person" of any person shall mean any holder of in excess of 5% of the equity securities of such person and any affiliates or associates (as defined in Rule 12b-2 under the Exchange Act) of such holder (other than such original person or its Subsidiaries).

         (y) State Takeover Laws. LabOne has taken all necessary action to exempt the transactions contemplated by this Agreement from the provisions of
Section 203 of the Delaware Law.

         (z) Nature of Election by Certain Affiliates. Each of William D. Grant and W. Thomas Grant II has represented to LabOne that he intends to make a Stock Election with respect to any shares of LabOne Common Stock that he owns at the Effective Time.

         3.2 Representations and Warranties of Holdings. Holdings represents and warrants to LabOne as follows:

         (a) Organization, Standing and Power. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of the State of Missouri, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to qualify would not have a Holdings Material Adverse Effect (as defined below). Holdings has heretofore delivered to LabOne complete and correct copies of Holdings's Articles of Incorporation and Bylaws. As used in this Agreement "Holdings Material Adverse Effect" or "Holdings Material Adverse Change" shall mean any effect or change that is, individually or in the aggregate, materially adverse to the business, operations, assets, condition (financial or otherwise) or results of operation of Holdings except for general economic changes and changes that may affect the industries of Holdings generally.

         (b) Capital Structure. As of the date hereof, the authorized capital stock of Holdings consists of 24,000,000 shares of Holdings Common Stock, par value $1.00 per share, and 3,000,000 shares of preferred stock, par value $1.00 per share ("Holdings Preferred Stock"). At the close of business on the date hereof: (i) 6,489,103 shares of Holdings Common Stock are issued and outstanding, an aggregate of 90,000 shares of Holdings Common Stock are reserved for issuance pursuant to the Holdings Stock Option Plan, 40,000 shares of Holdings Common Stock are issuable pursuant to outstanding and unvested stock options granted pursuant to the Holdings Stock Option Plan and 20,000 shares of Holdings Common Stock are issuable pursuant to outstanding and vested stock options granted pursuant to the Holdings Stock Option Plan; (ii) no shares of Holdings Preferred Stock are issued and outstanding; and (iii) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which Holdings stockholders may vote ("Holdings Voting Debt") are issued or outstanding. From the date hereof until the Effective Time, no additional shares, options or similar rights will be issued or authorized other than shares issued in connection with options which were outstanding and vested (or which vest in accordance with their original terms as in effect on the close of business on the date hereof ) pursuant to the Holdings Stock Option Plan as in effect on the close of business on the date hereof. Assuming the Effective Date is prior to July 31, 1999, no options or similar rights that were not vested at the close of business on the date hereof will vest prior to the Effective Time (other than in the case of the death of a holder of such option or as otherwise provided in the Holdings Stock Option Plan). All outstanding shares of Holdings Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and are not subject to preemptive rights, and, subject to the approval of this Agreement and the Merger, all shares of Surviving Corporation Common Stock issuable in the Merger will be duly authorized and, when issued, will be validly issued, fully paid and non-assessable and free of preemptive rights. Except as set forth on Schedule 3.2(b) of the letter dated and delivered to LabOne on the date hereof (the "Holdings Letter"), which relates to this

Agreement and is designated therein as being the Holdings Letter, all outstanding shares of capital stock of LabOne that are owned by Holdings are free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in this Section 3.2(b) or on Schedule 3.2(b) of the Holdings Letter and except for changes resulting from the exercise of employee stock options outstanding on the date hereof granted pursuant to the Holdings Stock Option Plan, or as contemplated by this Agreement there are outstanding:
(i) no shares of capital stock, Holdings Voting Debt or other voting securities of Holdings; (ii) no securities of Holdings convertible into or exchangeable for shares of capital stock, Holdings Voting Debt or other voting securities of Holdings; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Holdings is a party or by which it is bound in any case obligating Holdings to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Holdings Voting Debt or other voting securities of Holdings, or obligating Holdings to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on Schedule 3.2(b) of the Holdings Letter, there are no stockholder agreements, registration rights, voting trusts or other similar agreements or understandings to which Holdings is a party or by which it is bound. Except as set forth on Schedule 3.2(b) of the Holdings Letter, there are no restrictions on Holdings's ability to vote the stock of LabOne held by Holdings. To the knowledge of Holdings, as of the date of this Agreement, except for William D. Grant, Wallace R. Weitz & Company and a group consisting of American Century Investment Management, Inc. and American Century Capital Portfolios, Inc., no stockholder of Holdings or "group" within the meaning of
Section 13(d)(3) of the Exchange Act will be immediately after the Effective Time the beneficial owner of more than 10% of the then outstanding Surviving Corporation Common Stock.

         (c) Non-Subsidiaries  Equity Investment.  Holdings has no Subsidiaries.
Schedule 3.2(c) of the Holdings Letter sets forth the book value of each investment by Holdings in the voting securities, partnership interests or other equity interests of any corporation, partnership or other entity (other than LabOne and its Subsidiaries) and the nature and percentage of Holdings's ownership interests in such investment. Except as set forth in Schedule 3.2(c) of the Holdings Letter, the voting securities, partnership interests or other equity interests of Holdings in such investments are owned free and clear of all liens, charges and encumbrances and none of such entities is a Subsidiary of Holdings.

         (d)      Authority; No Violations; Consents and Approvals.

                  (i) The Board of Directors of Holdings has, by unanimous vote of the directors, approved and declared to be in the best interests of the stockholders of Holdings the Articles Amendment (as defined below), the Merger, this Agreement and the amendments to the Existing Articles of Incorporation and Existing Bylaws of Holdings provided in the Certificate of Merger. Holdings has all requisite corporate power and authority to enter into this Agreement and, subject, with respect to consummation of the Merger, to approval of the amendment to Holdings's Articles of Incorporation set forth in Exhibit E (the "Articles Amendment") and to approval of this Agreement and the Merger by the stockholders of Holdings in accordance with the Missouri Law, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Holdings, subject to approval of this Agreement and the Merger by the stockholders of Holdings in accordance with the Missouri Law. This Agreement has been duly executed and delivered by Holdings and, subject, with respect to consummation of the Merger, to approval of the Articles Amendment and to approval of this Agreement and the Merger by the stockholders of Holdings in accordance with the Missouri Law, and, assuming this Agreement constitutes the valid and binding obligation of LabOne, constitutes a valid and binding obligation of Holdings enforceable in accordance with its terms, except to the extent that the enforcement of this Agreement may be limited by
         (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

                  (ii) Except as set forth on Schedule 3.2(d) of the Holdings Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Holdings under, any provision of (i) the Articles of Incorporation or Bylaws of Holdings, (ii) any loan or credit agreement, note, bond, mortgage, or indenture applicable to Holdings, (iii) any other agreement, instrument, permit, concession, franchise or license applicable to Holdings or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.2(d)(iii) are duly and timely obtained or made and the approval of this Agreement and the Merger by the stockholders of Holdings has been obtained in accordance with Missouri Law, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Holdings or any of its properties or assets, other than, in the case of clause (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Holdings Material Adverse Effect, materially impair the ability of Holdings to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to Holdings in connection with the execution and delivery of this Agreement by
         Holdings or the consummation by Holdings of the transactions contemplated hereby, as to which the failure to obtain or make would have a Holdings Material Adverse Effect, except for: (A) the filing with the SEC of a proxy statement in preliminary and definitive form relating to the meeting of Holdings's stockholders to be held in connection with the approval of this Agreement and the Merger by stockholders of Holdings, the S-4, such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (B) filings with, and approval of, the Nasdaq Stock Market; (C) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, or environmental laws; and (D) the filing of the Certificate or Articles of Merger with the Secretary of State of the States of Delaware and Missouri.

         (e) SEC Documents. Holdings has made available to LabOne a true and complete copy of each quarterly, annual or current report on Form 10-Q, 10-K or 8-K, registration statement and definitive proxy statement filed by Holdings with the SEC since January 1, 1994, which are all the documents (other than preliminary material) that Holdings was required to file with the SEC since January 1, 1994. Holdings will make available to LabOne, a true and complete copy of each quarterly, annual or current report on Form 10-Q, 10-K or 8-K, registration statement and definitive proxy statement filed by Holdings with the SEC subsequent to the date of this Agreement and prior to the Effective Time. All of such reports and statements filed prior to the date of this Agreement are hereinafter referred to as the "Holdings SEC Documents." As of their respective filing dates (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing), the Holdings SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Holdings SEC Documents, and, assuming the accuracy of information supplied by LabOne for inclusion therein, none of the Holdings SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing), the financial statements of Holdings included in the Holdings SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except

(i) as may be indicated in the notes thereto, (ii) in the case of the unaudited statements, such differences in presentation or omissions as permitted by Rule 10-01 of Regulation S-X of the SEC and (iii) the unaudited financial statements do not contain all notes required by GAAP) and fairly presented in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end adjustments on a basis comparable with past periods) the consolidated financial position of Holdings and its consolidated subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Holdings and its consolidated subsidiaries for the periods presented therein.

         (f) Information Supplied. Assuming the accuracy of information supplied by LabOne for inclusion therein, none of the information supplied or to be supplied by Holdings for inclusion or incorporation by reference in the S-4 will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by Holdings and included or incorporated by reference in the Proxy Statement will, at the time of mailing thereof or at the time of the meetings of the stockholders of Holdings or LabOne to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Holdings, or with respect to other information supplied by Holdings for inclusion in the Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Holdings and LabOne. The S-4 and the Proxy Statement, insofar as they relate to Holdings or other information supplied by Holdings for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

         (g) Absence of Certain Changes or Events. Except as disclosed in, or reflected in the financial statements included in the Holdings SEC Documents or on Schedule 3.2(g) of the Holdings Letter, or except as contemplated by this Agreement, since September 30, 1998, Holdings has, in all material respects, conducted its business only in the ordinary course and there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Holdings's capital stock, other than regularly quarterly cash dividends consistent with past practice and except that, in connection with its approval of this Agreement, the Board of Directors of Holdings has declared a stock split payable as a dividend so that, immediately prior to the Effective Time, each issued and outstanding share of Holdings Common Stock shall be automatically converted into (assuming the effectiveness of the Merger) 1.50 shares (the

"Stock Split") of validly issued, fully paid and nonassessable shares of Holdings Common Stock (with the resulting number of shares of each registered holder of Holdings Common Stock being rounded down to the nearest whole number and with each such registered holder being entitled to receive in lieu of any fractional shares prior to such rounding down an amount in cash (without interest) equal to an amount determined in a manner provided in Section 4.2(l);
(ii) any amendment of any material term of any outstanding equity security of Holdings; (iii) any repurchase, redemption or other acquisition by Holdings of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Holdings; (iv) any material change in any method of accounting or accounting practice, or in any tax method, principle, election or practice by Holdings; (v) if the covenants and agreements with respect to the Holdings set forth in Section 4.2 had been applicable to Holdings during the period from September 30, 1998 to the date of this Agreement, any action, transaction, commitment or failure to act that would cause Holdings to fail to
comply  with  such  covenants  and   agreements;   or  (vi)  any  other  action,
transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that has had, or may reasonably be expected to have, a Holdings Material Adverse Effect.

         (h) No Undisclosed Material Liabilities. Except as fully reflected or reserved against in the financial statements included in the Holdings SEC Documents, or disclosed in the footnotes thereto, or referred to in Schedule 3.2(h) or elsewhere in the Holdings Letter, as of the date hereof Holdings has no liabilities, absolute or contingent other than liabilities which, individually or in the aggregate, are reasonably expected not to have a Holdings Material Adverse Effect. Except as so reflected, reserved or disclosed, Holdings has no commitments which, individually or in the aggregate, are reasonably expected to have a Holdings Material Adverse Effect.

         (i) Material Contracts; No Defaults. All of the material contracts of Holdings that are required to be described in the Holdings SEC Documents or to be filed as exhibits thereto, or that would be required to be described or filed if a Form 10-K with respect to Holdings were required to be filed on the date hereof, have been described or filed in the Holdings SEC Documents except as disclosed on Schedule 3.2(i) of the Holdings Letter. Holdings is not in violation nor in default under (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) its Articles of Incorporation and Bylaws or comparable organizational documents, (ii) except as disclosed in Schedule 3.2(i) of the Holdings Letter, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Holdings is now a party or by which Holdings or any of its properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Holdings, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not have a Holdings Material Adverse Effect. Schedule 3.2(i) of the Holdings Letter lists each contract (a) containing covenants which in any way purport to limit the freedom of Holdings to engage in any line of business or engage in business in any geographic area or to compete with any person or (b) that imposes a material obligation (contingent or otherwise) that is not reflected in Holdings's audited GAAP financial statements and notes thereto included in its most recently filed Annual Report on Form 10-K. Except as disclosed on Schedule 3.2(i) of the Holdings Letter, to the knowledge of Holdings, none of the other parties to material contracts of Holdings are in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any contract, other than such violations or defaults as would not have a Holdings Material Adverse Effect.

         (j) Compliance with Applicable Laws. Holdings holds all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "Holdings Permits"), except where the failure so to hold would not have a Holdings Material Adverse Effect. Holdings is in compliance with the terms of the Holdings Permits, except where the failure so to comply would not have a Holdings Material Adverse Effect. Except as disclosed or as set forth on
Schedule 3.2(j), 3.2(k), 3.2(l), 3.2(m), 3.2(n) or 3.2(p) of the Holdings Letter the business of Holdings is not being conducted in violation of any law, ordinance, regulation, judgment or decree of any Governmental Entity, except for possible violations which would not have a Holdings Material Adverse Effect. Except as set forth on Schedule 3.2(j) of the Holdings Letter, as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Holdings is, to the best knowledge of Holdings, pending or threatened, other than those the outcome of which would not have a Holdings Material Adverse Effect.

         (k) Litigation. Schedule 3.2(k) of the Holdings Letter discloses all suits, actions or proceedings pending, or, to, the best knowledge of Holdings, threatened against Holdings ("Holdings Litigation") on the date of this Agreement and all judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against Holdings ("Holdings Order") on the date of this Agreement, in each case in which the amount claimed or that could be involved is in excess of $100,000. Except as disclosed on
Schedule 3.2(k) of the Holdings Letter, there is no Holdings Litigation that, individually or in the aggregate with all other Holdings Litigation, is reasonably likely to have a Holdings Material Adverse Effect, nor is there any Holdings Order that, individually or in the aggregate with all other Holdings Litigation, is reasonably likely to have a Holdings Material Adverse Effect or a material adverse effect on Holdings's ability to perform its obligations hereunder or to consummate the transactions contemplated by this Agreement.

         (l) Taxes. With respect to any period and with respect to any action as to which the applicable statute of limitations has not expired as of the date hereof, and except as set forth on Schedule 3.2(1) of the Holdings Letter and except for exceptions to the following that would not, individually or in the aggregate, have a Holdings Material Adverse Effect:

                  (i) Holdings has (A) duly and timely (taking into account any extensions) filed all federal, state, local, foreign and other Returns required to be filed or sent by or with respect to it in respect of any Taxes, including the consolidated and combined Returns that it is required to file pursuant to the Tax Sharing Agreement, (B) duly paid or deposited on a timely basis all Taxes (including estimated Taxes) that are due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in Holdings's most recent audited financial statements) for which Holdings may be liable, (C) established reserves that are required by GAAP for the payment of all Taxes not yet due and payable with respect to the results of operations of Holdings through the date hereof, and
         (D) complied in all material respects with all applicable laws, rules and regulations relating to the withholding of Taxes and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over; provided, all of the representations made in this paragraph are conditioned, to the extent based on information provided by LabOne or any of its Subsidiaries to Holdings, on the assumption that all such information is true, accurate and complete in all material respects.

                  (ii) Except as listed in Schedule 3.2(l) of the Holdings Letter, (A) there is no audit or examination being conducted by any tax authority with respect to any Return of Holdings and (B) no extension or waiver of a statute of limitation regarding liability for Taxes or the filing of any Return has been given or agreed to by Holdings that has the effect of keeping open a statutory limitations period that would otherwise now be closed. Except to the extent being contested in good faith and as disclosed in Schedule 3.2(l), all material deficiencies for Taxes asserted as a result of an audit or examination conducted by any taxing authority with respect to any Return of Holdings have been paid or provided for, in accordance with GAAP, in Holdings's most recent audited financial statements included in the Holdings SEC Documents. Except as provided for, in accordance with GAAP, in Holdings's most recent audited financial statements included in the Holdings SEC Documents and as disclosed in Schedule 3.2(l), no material deficiency for any such Taxes has been proposed, asserted, or assessed against Holdings by any federal, state, local, foreign or other taxing authority with respect to any period. Holdings is not a party to an agreement that provides for the payment of any amount that would constitute an "excess parachute payment" within the meaning of
         Section 280G of the Code.

                  (iii) Holdings is not a party to, bound by or in any way obligated under any tax sharing or allocation agreement or similar agreement or arrangement, except for the Tax Sharing Agreement and the tax sharing agreement dated as of February 28, 1997, with SLH Corporation (now named "Syntroleum Corporation," the "SLH Tax Sharing Agreement"). All payments that are required to have been made prior to the date hereof by Holdings pursuant to the Tax Sharing Agreement and the SLH Tax Sharing Agreement have been made, and any payments that are required to be made with respect to periods prior to the date hereof, but not due until a date subsequent to the date hereof, are disclosed on Schedule 3.2(l), Holdings has complied in all material respects with all provisions of the Tax Sharing Agreement and the SLH Tax Sharing Agreement that are applicable to it.

         (m)      Pension and Benefit Plans; ERISA.

                  (i) Holdings has made available to LabOne true, correct, and complete copies of each of the following which is sponsored, maintained or contributed to by Holdings for the benefit of the employees of
         Holdings:

                           (1) each  "employee  benefit  plan,"  as such term is
                  defined in Section 3(3) of ERISA, including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA ("Holdings Plans"); and

                           (2) each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 3.2(m)(i)(l) ("Holdings Benefit Programs").

                  (ii) Except as disclosed in Schedule 3.2(m)(ii) of the Holdings Letter:

                           (1) Holdings does not contribute to or have an obligation to contribute to, and have not at any time within six years prior to the Effective Time contributed to or had an obligation to contribute to, a multi employer plan within the meaning of Section 3(37) of ERISA;

                           (2) Holdings has substantially performed all material
                  obligations, whether arising by operation of law or by contract, required to be performed by it in connection with the Holdings Plans and the Holdings Benefit Programs, and to the knowledge of Holdings there have been no defaults or violations by any other party to the Holdings Plans or Holdings Benefit Programs that would have a Holdings Material Adverse Effect;

                           (3) All reports and disclosures relating to the Holdings Plans required to be filed with or furnished to
                  governmental   agencies,   Holdings   Plan   participants   or
                  beneficiaries have been filed or furnished substantially in accordance with applicable law in a timely manner, except where the failure to do so would not have a Holdings Material Adverse Effect;

                           (4) Each Holdings Plan intended to be qualified under
                  Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the Internal Revenue Service regarding such qualified status and has not, since receipt of the most recent favorable determination letter, been amended or, to the knowledge of Holdings, operated in a way which would reasonably be expected to materially adversely affect such qualified status. As to any Holdings Plan intended to be qualified under Section 401 of the Code, there has been no termination or partial termination of the Holdings Plan within the meaning of Section 411(d)(3) of the Code;

                           (5) There  are no  actions,  suits or claims  pending
                  (other than routine claims for benefits) or, to the knowledge of Holdings, threatened against, or with respect to, any of the Holdings Plans or Holdings Benefit Programs or their assets that would reasonably be expected to have a Holdings Material Adverse Effect. To the knowledge of Holdings, there is no matter pending (other than routine qualification determination filings) with respect to any of the Holdings Plans before the IRS, the United States Department of Labor or the PBGC;

                           (6) There are no Holdings Plans subject to Title IV of ERISA;

                           (7) No act,  omission  or  transaction  has  occurred
                  which would result in imposition on Holdings of (A) liability for a breach of fiduciary duty under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or
                  (1) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code that, in any such case, could reasonably be expected to have a Holdings Material Adverse Effect;

                           (8) With respect to any employee benefit plan, within
                  the meaning of Section 3(3) of ERISA, which is not a Holdings Plan but which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Effective Time, by any corporation, trade, business or entity under common control with Holdings, within the meaning of
                  Section 414(b), (c) or (m) of the Code or Section 4001 of ERISA ("Holdings Commonly Controlled Entity"), (A) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (B) no liability to the PBGC has been incurred by any Holdings Commonly Controlled Entity, which liability has not been satisfied, (C) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (D) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made; and

                           (9) After taking into  account all consents  obtained
                  from participants in Holdings Plans and Holdings Benefit Programs, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not
                  (A) require Holdings to make a larger contribution to, or pay greater benefits under, any Holdings Plan or Holdings Benefit Program than it otherwise would (B) create or give rise to any additional or accelerated vested rights or service credits under any Holdings Plan or Holdings Benefit Program, or (C) accelerate the vesting, accrual or exercisability of any benefits or rights under any Holdings Plan or Holdings Benefit Program, including, without limitation, acceleration of the date on which any stock option(s) may first be exercised, other than the options referred to in Schedule 3.2(m)(ii).

                  (iii) Except as disclosed on Schedule 3.2(m)(iii) of the Holdings Letter, there are no severance agreements or employment agreements between Holdings and any employee of Holdings. True and correct copies of all such severance and employment agreements have been provided to LabOne. Except as disclosed on Schedule 3.2(m)(iii) of the Holdings Letter, (A) Holdings has no consulting agreement or arrangement with any person involving annual compensation in excess of $100,000, except as are terminable without penalty upon one month's notice or less, and (B) no stock or other security issued by Holdings forms a material part of the assets of any Holdings Plan or Holdings Benefit Program.

         (n)      Labor Matters.

                  (i) Except as set forth in Schedule 3.2(n)(i) of the Holdings Letter, as of the date of this Agreement, (1) no employees of Holdings are represented by any labor organization; (2) no labor organization or group of employees of Holdings has made a written, or, to Holdings's knowledge, other form of demand pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and (3) to the knowledge of Holdings, there are no organizing activities involving Holdings pending with any labor organization or group of employees of Holdings; or

                  (ii) Except as set forth on Schedule 3.2(n)(ii) of the Holdings Letter, Holdings is in compliance with all applicable employment and labor laws and regulations relating to the employment of labor, including all such laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes, except where the failure to comply would not have a Holdings Material Adverse Effect.

         (o) Intangible Property. To Holdings's knowledge, Holdings possesses or has adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, database, industrial designs, trade secrets, technology and copyrights necessary for the operation of its business (collectively, the "Holdings Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not reasonably be expected to have a Holdings Material Adverse Effect. Schedule 3.2(o) lists all material patents and trademark registrations (and applications for patents and trademark applications) or licensing agreements that are applicable to a material portion of the business of Holdings and the failure to possess would not reasonably be expected to have a Holdings Material Adverse Effect. To the knowledge of Holdings, except as set forth on Schedule 3.2(o) of the Holdings Letter, all of the Holdings Intangible Property is owned or used by Holdings free and clear of any and all liens, claims or encumbrances, except those that are not reasonably likely to have a Holdings Material Adverse Effect, and Holdings has not forfeited or otherwise relinquished any Holdings Intangible Property which forfeiture would result in a Holdings Material Adverse Effect. To the knowledge of Holdings, the use of Holdings Intangible Property by Holdings does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any valid right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made and Holdings has not received any notice of any claim or otherwise knows that any of Holdings Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has been failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of Holdings Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not reasonably be expected to have a Holdings Material Adverse Effect.

         (p)      Environmental Matters.

                  (i) Except as disclosed on Schedule 3.2(p) of the Holdings Letter, the operations of Holdings have been and are currently in compliance with all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Holdings Material Adverse Effect.

                  (ii) Except as disclosed on Schedule 3.2(p) of the Holdings Letter, Holdings has obtained and maintained all permits required under applicable Environmental Laws for the continued operations of their respective businesses, except such permits the lack of which would not reasonably be expected to have a Holdings Material Adverse Effect.

                  (iii) Except as disclosed on Schedule 3.2(p) of the Holdings Letter, as of the date hereof Holdings is not subject to any material (individually or in the aggregate) outstanding written orders or material contracts with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material.

                  (iv) Except as disclosed on Schedule 3.2(p) of the Holdings Letter, Holdings has not received any written communication alleging, with respect to any such party, and has no knowledge of, the violation of or liability under any Environmental Law, which violation or liability would reasonably be expected to have a Holdings Material Adverse Effect.

                  (v) Except as disclosed on Schedule 3.2(p) of the Holdings Letter, Holdings has no contingent liability in connection with any Release of any Hazardous Material including, without limitation, in connection with the exposure of any person or property to Hazardous Material that would reasonably be expected to have a Holdings Material Adverse Effect.

                  (vi) Except as disclosed on Schedule 3.2(p) of the Holdings Letter, the operations of Holdings involving the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent, or any other Hazardous Material are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Holdings Material Adverse Effect.

                  (vii) Except as disclosed on Schedule 3.2(p) of the Holdings Letter, to the knowledge of Holdings as of the date hereof, there is not now on or in any property of Holdings any of the following: (A) any underground storage tanks or surface impoundments, (B) any asbestos-containing materials, or (C) any polychlorinated biphenyls, any of which ((A), (B) or (C) preceding) could reasonably be expected to have a Holdings Material Adverse Effect. To the knowledge of Holdings as of the date hereof, none of the properties owned or operated by Holdings are restricted as to use or as to transfer of title, or the subject of any special recorded notice, under any Environmental Law.

                  (viii) Holdings has made available to LabOne for review all written reports of environmental audits and assessments prepared for Holdings within the last three years by third party consultants or internal environmental, safety or health personnel which are in the possession or control of Holdings and which relate to the assets or operations of Holdings.

         (q) Opinion of Financial Advisor. The Board of Directors of Holdings has received the opinion of Salomon Smith Barney Inc. (a copy of which will be delivered to LabOne), dated the date of this Agreement, to the effect that, as of such date, after taking into account the Stock Split, the Merger Consideration is fair to Holdings from a financial point of view.

         (r) Vote Required. Assuming that the Articles Amendment is approved, the affirmative vote of the holders of two-thirds of the outstanding shares of Holdings Common Stock is the only vote of the holders of any class or series of Holdings capital stock necessary to approve this Agreement and the Merger and the transactions contemplated hereby.

         (s) Insurance. Holdings has delivered to LabOne an insurance schedule of Holdings's (i) directors' and officers' liability insurance, and (ii) primary and excess casualty insurance policies, providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker's compensation, in each case in effect as of the date hereof. Holdings maintains insurance coverage reasonably adequate for the operation of the business of Holdings (taking into account the cost and availability of such insurance), and the transactions contemplated hereby will not materially adversely affect such coverage.

         (t) Brokers. Except as disclosed on Schedule 3.2(t) of the Holdings Letter, no broker, investment banker, or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Holdings.

         (u) Title. Except as disclosed in the Holdings Financial Statements or on Schedule 3.2(u) of the Holdings Letter, Holdings has good and marketable title to all real property and good title to all personal property owned by it, in each case free and clear of all liens, pledges or encumbrances securing money borrowed, the deferred purchase price of property in excess of $300,000 or capital leases and free and clear of all other liens, pledges, encumbrances or defects that could affect the value or use thereof except for any such other liens, pledges, encumbrances or defects that would not have a Holdings Material Adverse Effect.

         (v) Books and Records. Holdings (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of their financial statements and to maintain accountability for their assets,
(C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals, except for any inaccuracy or inadequacy of controls that would not reasonably be expected to have a Holdings Material Adverse Effect.

         (w) Certain Payments. Neither Holdings, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Holdings, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; nor made any illegal bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except for any such expenses, payments or violations that would not reasonably be expected to have a Holdings Material Adverse Effect.

         (x) Transactions with Related Parties. Except as set forth in Schedule 3.2(x) of the Holdings Letter or in the Holdings SEC Documents, there are no agreements, contracts or other arrangements between (i) Holdings, on the one hand, and (ii) any Related Person of Holdings, on the other hand. Except as set forth in Schedule 3.2(x) of the Holdings Letter, as of the Closing Date no Related Person of Holdings and no present officer or director of any Related Person of Holdings shall have any interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the business of Holdings and no Related Person of Holdings shall have any direct or indirect ownership interest (excluding immaterial passive investments) in any person
(other than through Holdings) with which Holdings competes in any material respect or has a material business relationship. Other than those services described in the Holdings SEC Documents, Schedule 3.2(x) of the Holdings Letter sets forth as of the date of this Agreement a description of all services provided by any Related Person of Holdings to Holdings.

         (y)  State  Takeover  Laws.  The  transactions   contemplated  by  this
Agreement are exempt from the provisions of Sections 351.407 and 351.459 of the Missouri Law.

         (z) Nature of Election by Certain Affiliates. Each of the Directors and executive officers of Holdings has represented to Holdings that such person intends to make a Stock Election with respect to any shares of LabOne Common Stock that such person owns at the Effective Time.





                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1 Conduct of Business by LabOne Pending the Merger. During the period from the date of this Agreement and continuing until the Effective Time, LabOne agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that Holdings shall otherwise consent in writing):

         (a) Ordinary Course. Except as provided on Schedule 4.1(a) of LabOne Letter and except as contemplated by Section 5.16, each of LabOne and its Subsidiaries shall carry on its businesses only in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees, and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not result in any LabOne Material Adverse Effect as of the Effective Time.

         (b) Dividends; Changes in Stock. Except as provided on Schedule 4.1(b) of LabOne Letter and except for quarterly cash dividends consistent with the current practice of the LabOne Board, LabOne shall not and it shall not permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for the declaration and payment of dividends from a Subsidiary of LabOne to LabOne or another Subsidiary of LabOne and except for cash dividends or distributions paid on or with respect to the capital stock of a Subsidiary of LabOne; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof, as contemplated by any LabOne Plan or LabOne Benefit Program or pursuant to the terms of any existing agreements with employees of LabOne and its Subsidiaries upon the termination of employment of any such employee.

         (c) Issuance of Securities. LabOne shall not and it shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities, other than: (i) the issuance of LabOne Common Stock upon the exercise of stock options or other rights granted under LabOne Stock Option Plans that are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to LabOne Stock Option Plans or the exercise of any other rights by participants under any LabOne Plan or LabOne Benefit Program; and (ii) issuances by a wholly owned Subsidiary of its capital stock to its parent.

         (d) Governing  Documents.  Except   as   contemplated  hereby  or   in
connection   herewith,  LabOne  shall   not  amend or  propose   to  amend  its
Certificate  of Incorporation or Bylaws.

         (e) No Acquisitions. Other than acquisitions listed on Schedule 4.1(e) of LabOne Letter, LabOne shall not and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or, consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

         (f) No Dispositions. Other than: (i) dispositions or proposed dispositions listed on Schedule 4.1(f) of LabOne Letter; (ii) dispositions as may be necessary or required by law to consummate the transactions contemplated hereby; or (iii) dispositions of other assets that are not material, individually or in the aggregate, to LabOne and its Subsidiaries taken as a whole, LabOne shall not and it shall not permit any of its Subsidiaries to sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets. Notwithstanding the foregoing, none of LabOne nor its Subsidiaries shall sell, lease, encumber or otherwise dispose of, or agree to dispose of, any of its assets to any Related Person other than in the ordinary course of business on an arms length basis.

         (g) No Dissolution, Etc. Except as otherwise permitted or contemplated by this Agreement, LabOne shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of LabOne or any of its Subsidiaries.

         (h) Certain Employee Matters. Except as set forth on Schedule 4.1(h) of LabOne Letter, LabOne shall not and it shall not permit any of its Subsidiaries to: (i) grant any increases in the compensation of any of its directors, officers or employees, except increases in the ordinary course of business and in accordance with past practice; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing LabOne Benefit Programs or LabOne Plans as in effect on the date hereof to any such director, officer or employee, whether past or present; (iii) enter into any new, or amend any existing, employment or severance or termination agreement with any such director, officer or key employee; or (iv) become obligated under any new LabOne Benefit Program or LabOne Plan, which was not in existence or approved by the Board of Directors of LabOne prior to or on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing or accelerating any benefits thereunder.

         (i) Indebtedness;  Leases; Capital Expenditures. Except as set forth on
Schedule 4.1(i) of LabOne Letter, LabOne shall not, nor shall LabOne permit any of its Subsidiaries to, (i) except in the ordinary course of business, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any lease (whether such lease is an operating or capital lease) or create any mortgages, liens, security interests or other encumbrances on the property of LabOne or any of its Subsidiaries in connection with any indebtedness thereof, except for those securing purchase money indebtedness or (iii) commit to aggregate capital expenditures in excess of $100,000 outside the capital budget, as approved by LabOne prior to the date hereof.

         (j) No Solicitation. Until the Effective Time or the earlier termination of this Agreement, LabOne will not, and will not authorize or permit any of its officers, directors, employees, agents and other representatives or those of any of its Subsidiaries (collectively, "LabOne Representatives") to, directly or indirectly, solicit or initiate any prospective buyer or the making of any proposal that constitutes, or may reasonably be expected to lead to, a LabOne Acquisition Proposal (as defined herein) from any person; provided, however, that, notwithstanding any other provision of this Agreement, (i) LabOne may engage in discussions or negotiations with a third party who (without any solicitation or initiation, directly or indirectly, by or with LabOne or any LabOne Representatives after the date of this Agreement) seeks to initiate such discussions or negotiations and may furnish such third party information concerning LabOne and its business, properties and assets, (ii) LabOne's Board of Directors may take and disclose to LabOne's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (iii) following receipt of a LabOne Acquisition Proposal that is financially superior to the Merger and reasonably capable of being financed (as determined in each case in good faith by the Special Committee after consultation with the financial advisors to the Special Committee), the Board of Directors of LabOne may withdraw, modify or change its recommendation referred to in Section 5.5, based on the recommendation by the Special Committee, or terminate this Agreement in accordance with Section 7.1(b), based on the recommendation by the Special Committee, but in each case referred to in the foregoing clauses (i) through (iii) only to the extent that (A) the

Board of Directors of LabOne in the exercise of its good faith judgment as to its fiduciary duties to all LabOne Stockholders, as advised by outside counsel, or (B) the Special Committee in the exercise of its good faith judgment as to its fiduciary duties to the unaffiliated LabOne Stockholders, as advised by outside counsel to the Special Committee, shall conclude that such action is necessary. LabOne shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by LabOne or any LabOne Representatives with respect to any LabOne Acquisition Proposal existing on the date hereof. LabOne will promptly notify Holdings of any such requests for such information or the receipt of any LabOne Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such LabOne Acquisition Proposal, and (unless (i) the Board of Directors of LabOne concludes such disclosure is inconsistent with its fiduciary obligations to all LabOne Stockholders, as advised by outside counsel, or (ii) the Special Committee concludes that such disclosure is inconsistent with its fiduciary obligations to Unaffiliated LabOne Stockholders, as advised by outside counsel to the Special Committee) the material terms and conditions of any LabOne Acquisition Proposal. As used in this Agreement, "LabOne Acquisition Proposal" shall mean any proposal or offer, other than a proposal or offer by Holdings or any of its affiliates, for a tender or exchange offer, a merger, consolidation or other business combination involving LabOne or any Subsidiary of LabOne or any proposal to acquire in any manner a substantial equity interest in, or substantially all of the assets of, LabOne or any of its Subsidiaries.

         (k) Pooling. LabOne shall not, nor shall LabOne permit any of its Subsidiaries to, enter into any agreement, effect any transaction, incur any obligation or commitment or take any other action that could reasonably be expected to prevent any merger, consolidation or acquisition of stock or assets of any entity by the Surviving Corporation to be accounted for as a pooling of interests under applicable SEC requirements and GAAP, assuming that the sole consideration from the Surviving Corporation therefor is Surviving Corporation Common Stock.

         4.2 Conduct of Business by Holdings Pending the Merger. During the period from the date of this Agreement and continuing until the Effective Time, Holdings agrees that (except as expressly contemplated or permitted by this Agreement, or to the extent that LabOne shall otherwise consent in writing):

         (a) Ordinary Course. Except as provided on Schedule 4.2(a) of the Holdings Letter, Holdings shall carry on its businesses only in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees, and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not result in any Holdings Material Adverse Effect as of the Effective Time.

         (b) Dividends; Changes in Stock. Except as provided on Schedule 4.2(b) of the Holdings Letter, Holdings shall not: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock other than regular quarterly cash dividends consistent with past practice; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock, except for the Stock Split or as required by the terms of its securities outstanding on the date hereof, as contemplated by any Holdings Plan or Holdings Benefit Program or pursuant to the terms of any existing agreements with employees of Holdings upon the termination of employment of any such employee.

         (c) Issuance of Securities. Except pursuant to the Stock Split or as provided on Schedule 4.2(c) of the Holdings Letter, Holdings shall not, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities, other than the issuance of Holdings Common Stock upon the exercise of stock options granted under Holdings Stock Option Plan that are outstanding on the date hereof or the exercise of any other right by participants under any Holdings Plan or Holdings Benefit Program.

        (d) Governing  Documents.    Except  as  contemplated   hereby   or   in
connection   herewith,  Holdings  shall  not  amend  or  propose  to  amend  its
Articles  of Incorporation or Bylaws.

         (e) No Acquisitions. Other than acquisitions listed on Schedule 4.2(e) of the Holdings Letter, Holdings shall not and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

         (f) No Dispositions. Other than: (i) dispositions listed on Schedule 4.2(f) of the Holdings Letter (ii) dispositions as may be necessary or required by law to consummate the transactions contemplated hereby; or (iii) dispositions of other assets that are not material, individually or in the aggregate, to Holdings, Holdings shall not sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets. Notwithstanding the foregoing, Holdings shall not sell, lease, encumber or otherwise dispose of, or agree to dispose of, (A) any of its assets to any Related Person other than in the ordinary course of business on an arms length basis or (B) any shares of LabOne Common Stock.

         (g) No Dissolution, Etc. Except as otherwise permitted or contemplated by this Agreement, Holdings shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Holdings.

         (h) Certain Employee Matters. Except as set forth on Schedule 4.2(h) of the Holdings Letter, Holdings shall not : (i) grant any increases in the compensation of any of its directors, officers or employees, except increases in the ordinary course of business and in accordance with past practice; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Holdings Benefit Programs or Holdings Plans as in effect on the date hereof to any such director, officer or employee, whether past or present; (iii) enter into any new, or amend any existing, employment or severance or termination agreement with any such director, officer or key employee; or (iv) become obligated under any new
Holdings Benefit Program or Holdings Plan, which was not in existence or approved by the Board of Directors of Holdings prior to or on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing or accelerating any benefits thereunder.

         (i) Indebtedness;  Leases; Capital Expenditures. Except as set forth on
Schedule 4.2(i) of the Holdings Letter or as contemplated by Section 5.13, Holdings shall not, (i) except in the ordinary course of business, incur any indebtedness for borrowed money (except for working capital under Holdings's existing credit facilities, and refinancings of existing debt that permit prepayment of such debt without penalty) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any lease (whether such lease is an operating or capital lease) or create any mortgages, liens, security interests or other encumbrances on the property of Holdings in connection with any indebtedness thereof, except for those securing purchase money indebtedness or
(iii) commit to aggregate capital expenditures in excess of $100,000 outside the capital budget, as approved by Holdings prior to the date hereof.

         (j) No Solicitation: Until the Effective Time or the earlier termination of this Agreement, Holdings will not, and will not authorize or permit any of its officers, directors, employees, agents and other representatives (collectively, "Holdings Representatives") to, directly or indirectly, solicit or initiate any prospective buyer or the making of any proposal that constitutes, or may reasonably be expected to lead to, a Holdings Acquisition Proposal (as defined herein) from any person; provided, however, that, notwithstanding any other provision of this Agreement, (i) Holdings may engage in discussions or negotiations with a third party who (without any solicitation or initiation,


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
directly or  indirectly,  by or with  Holdings or any  Holdings  Representatives after the date of this Agreement) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Holdings and its business, properties and assets, (ii) Holdings's Board of Directors may take and disclose to Holdings's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (iii) following receipt of a
Holdings Acquisition Proposal that is financially superior to the Merger and reasonably capable of being financed (as determined in each case in good faith by Holdings's Board of Directors after consultation with Holdings's financial advisors), the Board of Directors of Holdings may withdraw, modify or change its recommendation referred to in Section 5.5 or terminate this Agreement in accordance with Section 7.1(b), but in each case referred to in the foregoing clauses (i) through (iii) only to the extent that the Board of Directors of Holdings shall conclude, in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, as advised by outside counsel, that such action is necessary. Holdings shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by Holdings or any Holdings representatives with respect to any Holdings Acquisition Proposal existing on the date hereof. Holdings will promptly notify LabOne of any such requests for such information or the receipt of any Holdings Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Holdings Acquisition Proposal, and (unless the Board of Directors of Holdings concludes such disclosure is inconsistent with its fiduciary obligations under applicable law, as advised by outside counsel) the material terms and conditions of any Holdings Acquisition Proposal. As used in this Agreement, "Holdings Acquisition Proposal" shall mean any proposal or offer, other than a proposal or offer by LabOne or any of its affiliates, for a tender or exchange offer, a merger, consolidation or other business combination involving Holdings or LabOne or any proposal to acquire in any manner a substantial equity interest in, or substantially all of the assets of, Holdings or LabOne.

         (k) Pooling. Except for stock purchases required to maintain the ability to file consolidated tax reports with LabOne on a consolidated basis, Holdings shall not enter into any agreement, effect any transaction, incur any obligation or commitment or take any other action that could reasonably be expected to prevent any merger, consolidation or acquisition of stock or assets of any entity by the Surviving Corporation to be accounted for as a pooling of interests under applicable SEC requirements and GAAP, assuming that the sole consideration from the Surviving Corporation therefor is Surviving Corporation Common Stock.

         (l)      Stock Split.

                  (i) Holdings shall take all actions reasonably necessary to cause the Stock Split (to be effected as a stock dividend) to become effective immediately prior to the


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
Effective Time (provided that Holdings's obligation to cause the Stock Split to become effective shall be subject to the prior satisfaction or waiver, as applicable, of each of the conditions to the respective obligation of each party to effect the Merger set forth in Article VI (other than Section 6.1(h)) shall have been satisfied or waived).

                  (ii) In connection with the Stock Split, there shall be transferred on the books of Holdings from retained earnings to the common stock capital account of Holdings, immediately prior to the Effective Time, an amount equal to the product of $1.00 times the number of whole shares of Holdings Common Stock issuable in connection with such dividend.

                  (iii) In connection with the Stock Split, Holdings may deposit with American Stock Transfer & Trust Company or such other institution as it may select (the "Distribution Agent") for the benefit of the holders of shares of Holdings Common Stock, for distribution through the Distribution Agent, cash or shares in an amount sufficient to satisfy the obligations of Holdings to make a distribution in connection with the Stock Split and to make payments for fractional shares (such cash or shares being hereinafter referred to as the "Distribution Fund"). In such event, as promptly as practicable following the Effective Time, the Distribution Agent will determine the excess of (A) the number of whole shares delivered to the Distribution Agent over (B) the aggregate number of whole shares payable to holders of Holdings Common Stock in connection with the Stock Split (such excess being herein called the "Excess Shares"). Following the Effective Time, the Distribution Agent will sell the Excess Shares at then-prevailing prices on the Nasdaq Stock Market, all in the manner provided in clause (iv) below.

                  (iv) Any sale of the Excess Shares by the Distribution Agent will be executed through one or more brokers or dealers, as the Distribution Agent shall determine, in round lots to the extent practicable. The Distribution Agent will use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Distribution Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the prior holders of Holdings Common Stock, the Distribution Agent will hold such proceeds in trust for such holders entitled thereto (the "Holdings Common Stock Trust"). All commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Distribution Agent incurred in connection with such sale of the Excess Shares will be paid from the Holdings Common Stock Trust. The Distribution Agent will determine the portion of the Holdings Common Stock Trust to which each holder is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Holdings Common Stock Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder is entitled (after taking into account all Holdings Common Stock held at the Effective Time by such holder) and the denominator of which is the


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
aggregate amount of fractional share interests to which all holders of Holdings Common Stock at the Effective Time are entitled.

         (v)  Notwithstanding  the  provisions of clauses (iii) and (iv) of this
Section 4.2(l) Holdings may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each holder of Holdings Common Stock an amount in cash (without interest) equal to the value of such fraction of a share based upon the closing price of Surviving Corporation Common Stock on the Nasdaq Stock Market on the date on which the Effective Time shall occur (or if the Surviving Corporation Common Stock shall not trade on the Nasdaq Stock Market on such date, the first day that Surviving Corporation Common Stock shall trade on the Nasdaq Stock Market thereafter) and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references will be deemed to mean and refer to the payments calculated as set forth in this Section 4.2(v).


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Preparation of S-4 and the Proxy Statement. LabOne, acting through the Special Committee, and Holdings shall promptly prepare the Proxy Statement. Holdings shall file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Holdings shall use its commercially reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Holdings shall use its commercially reasonable efforts to cause the Proxy Statement and any supplement to be mailed to stockholders of Holdings at the earliest practicable date. LabOne, acting through the Special Committee, shall use its commercially reasonable efforts to cause the Proxy Statement and any supplement thereto to be mailed to stockholders of LabOne at the earliest practicable date. Holdings shall use its commercially reasonable efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of Surviving Corporation Common Stock in the Merger. LabOne, acting through the Special Committee, shall furnish all information concerning LabOne and the holders of LabOne Common Stock, including financial statements required by Form S-4 and the proxy rules under the Exchange Act, as may be reasonably requested in connection with obtaining such permits, approvals and registrations. The parties acknowledge that any withdrawal or material modification of a fairness opinion rendered in connection with the approval of this Agreement by the Board of Directors of Holdings or the Special Committee and Board of Directors of LabOne would be an event requiring mailing of a supplement to the stockholders of the affected company.


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
         5.2 Letter of LabOne's Accountants. LabOne, acting through the Special Committee, shall use its commercially reasonable efforts to cause to be delivered to Holdings a letter of KPMG LLP, LabOne's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to LabOne and Holdings, in form and substance reasonably satisfactory to Holdings and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

         5.3  Letter  of  Holdings's   Accountants.   Holdings   shall  use  its
commercially reasonable efforts to cause to be delivered to LabOne a letter of KPMG LLP, Holdings's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Holdings and LabOne, in form and substance reasonably satisfactory to Holdings and LabOne and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

         5.4 Access to Information. Upon reasonable notice, LabOne, acting through the Special Committee, and Holdings shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of LabOne and Holdings shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each quarterly, annual or current report on Form 10-Q, 10-K or 8-K, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements and (b) all other information concerning its business, properties and personnel as such other party may reasonably request, excluding, however, information covered by confidentiality agreements with third parties. Each of LabOne, and Holdings agrees that (i) it will not, and will cause its respective representatives not to, use any information obtained pursuant to this
Section 5.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement or Holdings's ownership of LabOne capital stock, and (ii) will maintain the confidentiality of such information, except to the extent required to be disclosed in the S-4 or the Proxy Statement or any supplement thereto or as otherwise required by law or legal process.

         5.5 Stockholders Meetings. LabOne and Holdings shall each call a meeting of its stockholders (respectively, the "LabOne Stockholder Meeting" and the "Holdings Stockholder Meeting" and, collectively, the "Stockholder Meetings") to be held as promptly as practicable after the date hereof for the purpose of voting upon this Agreement and the Merger. Subject to the proviso of the first sentence of Section 4.1(j), LabOne will, through its Board of Directors and in accordance with any recommendation by the Special Committee, recommend to its stockholders approval of such matters and not rescind such recommendation and shall use its commercially reasonable efforts to obtain approval and

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
adoption of this Agreement and the Merger by its stockholders; provided, however, that the Board of Directors of LabOne may also withdraw, modify or change its recommendation based on a recommendation to do so by the Special Committee following a withdrawal or material modification of the opinion described in Section 3.1(q). Subject to the proviso of the first sentence of
Section 4.2(j), Holdings will, through its Board of Directors, recommend to its stockholders approval of such matters and not rescind such recommendation and shall use its commercially reasonable efforts to obtain approval and adoption of this Agreement and the Merger by its stockholders; provided, however, that the Board of Directors of Holdings may also withdraw, modify or change its recommendation following a withdrawal or material modification of the opinion described in Section 3.2(q). LabOne and Holdings shall coordinate and cooperate with respect to the timing of such meetings and shall use their commercially reasonable efforts to hold such meetings on the same day.

         5.6 Legal Conditions to Merger. LabOne and Holdings will take all commercially reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such party with respect to the Merger (including, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. LabOne will, and will cause its Subsidiaries to, and Holdings will, take all commercially reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity, court or other person or entity required to be obtained or made by LabOne, any of its Subsidiaries or Holdings in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

         5.7 Agreements of Others. Prior to the Effective Time, LabOne shall cause to be prepared and delivered to Holdings a list identifying all persons who, at the time of LabOne Stockholder Meeting may be deemed to be "affiliates" of LabOne as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates"). LabOne shall use its commercially reasonable efforts to cause each person who is identified as an Affiliate and who will not be an Affiliate of the Surviving Corporation in such list to deliver to Holdings, at or prior to the Effective Time, a written agreement, in a form mutually agreeable to LabOne and Holdings whereby each such person acknowledges that such person is subject to the provisions of Rule 145(d) promulgated under the Securities Act.

         5.8 Listing. Holdings shall use its commercially reasonable efforts to cause the shares of Surviving Corporation Common Stock to be issued in the Merger, the shares of Surviving Corporation Common Stock issuable upon exercise of LabOne Stock Options and issuable under LabOne Stock Option Plans to be approved for trading on the Nasdaq Stock Market, subject to official notice of issuance, prior to the Closing Date.

         5.9 Board of Directors and Officers. Holdings and LabOne shall take all necessary action so that as of the Effective Time the directors of the Surviving Corporation shall only be those individuals identified on Exhibit D hereto, except to the extent any such individual is unwilling or unable to serve in such capacity, and except that prior to the Effective Time, one additional person with significant experience in the clinical laboratories industry will be named as a director by mutual agreement of the Special Committee and Holdings. If prior to the Effective Time an individual identified on Exhibit D hereto as a director or officer is unwilling or unable to serve in such capacity, any person proposed to fill such vacancy shall be subject to the approval of Holdings and the Special Committee.

         5.10 Assumption of Plans and Agreements; Stock Options; Reservation and Registration of Shares. (a) Holdings and LabOne agree that they shall, at or prior to the Effective Time, execute and deliver an assumption agreement pursuant to which Holdings will, from and after the Effective Time, be substituted for, assume and agree to perform, all obligations of LabOne pursuant to any LabOne Plans and LabOne Benefit Programs established or maintained by LabOne immediately prior to the Effective Time, in each case as Holdings and LabOne may provide in such assumption agreement. In connection with such assumption and without further action by shareholders of LabOne or Holdings, such plans shall be amended such that all references to LabOne and LabOne Common Stock shall become references to the Surviving Corporation and Surviving Corporation Common Stock, if provided in the assumption agreement referred to in the preceding sentence.

         (b) At the Effective Time, each outstanding option or Warrant to purchase LabOne Common Stock and any stock appreciation rights related thereto that have been granted pursuant to LabOne Stock Option Plans (a "LabOne Stock Option"), whether vested or unvested, shall be deemed to constitute an option or warrant to acquire, on the same terms and conditions as were applicable under such LabOne Stock Option or Warrants, as the case may be, a number of shares of Surviving Corporation Common Stock equal to the number of shares of LabOne Common Stock purchasable pursuant to such LabOne Stock Option or Warrants, as the case may be, at a price per share of Holdings Common Stock equal to the per-share exercise price for the shares of LabOne Common Stock purchasable pursuant to such LabOne Stock Option or Warrants, as the case may be, provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

         (c) Holdings shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Surviving Corporation Common Stock for delivery upon exercise of LabOne Stock Options or Warrants, as the case may be. As soon as practicable after the Effective Time, Holdings shall file with the SEC a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of Surviving Corporation Common Stock subject to LabOne Stock Options and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as LabOne Stock Options remain outstanding.

         5.11 Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Holdings or LabOne or any of their subsidiaries or an employee of Holdings or LabOne or any of their subsidiaries who acts as a fiduciary under any of the Holdings Benefit Programs, the Holdings Plans, LabOne Benefit Programs or LabOne Plans, together with the beneficiaries of such persons upon their death (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees ), liabilities, judgments, penalties or fines (including excise taxes assessed with respect to an employee benefit plan), as well as amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld), and all interest, assessments and other charges paid or payable in connection with, or in respect of , any such judgments, fines, penalties or amounts paid in settlement, of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or such employee of Holdings or LabOne or any of their subsidiaries or as a fiduciary under any of the Holdings Benefit Programs, the Holdings Plans, LabOne Benefit Programs or LabOne Plans, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby. Such indemnification shall be made to an Indemnified Party no later than thirty (30) days after receipt by the Surviving Corporation of the written request of an Indemnified Party, unless the conduct of such Indemnified Party resulting in such Indemnified Liabilities has been finally adjudged in a judicial proceeding to have been knowingly fraudulent, deliberately dishonest or wilful misconduct.

          (b) The Surviving Corporation also will pay expenses on an unsecured basis in advance of the final disposition of any such action or proceedings to each Indemnified Party upon receipt of a written undertaking by the Indemnified Party to repay such amount if it is finally adjudged in the judicial proceeding in which the Indemnified Liabilities are imposed that the Indemnified Party is not entitled to indemnification. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel of their choice (subject to the limitations below) reasonably satisfactory to them and the Surviving Corporation, and the Surviving Corporation shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (ii) the Surviving Corporation will use all commercially reasonable efforts to assist in the vigorous defense of any such matter, provided that the Surviving Corporation shall not be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld.

         (c) Any Indemnified Party wishing to claim  indemnification  under this
Section 5.11, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Surviving Corporation, but the failure so to notify shall not relieve the Surviving Corporation from any liability to indemnify that it may have under this Section 5.11, except to the extent such failure materially increases the amount of indemnification which the Surviving Corporation is obligated to pay hereunder, in which case the amount of indemnification the Indemnified Party shall be entitled to receive shall be reduced to an amount which the Surviving Corporation proves in a judicial proceeding the Indemnified Party would have been entitled to receive had such notice been timely given. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

         (d) In addition to the indemnification and advances provided for above, the Surviving Corporation shall indemnify an Indemnified Party against any and all expenses (including attorneys' fees) and, if requested by an Indemnified Party, shall (within two business days of such request) advance such expenses to an Indemnified Party which are reasonably incurred by the Indemnified Party in connection with any claim asserted or action brought by an Indemnified Party for
(i) indemnification or advance payment of expenses by the Surviving Corporation under this Agreement or any other agreement or By-law of the Surviving
Corporation now or hereafter in effect relating to Indemnified Liabilities and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by Holdings, LabOne or the Surviving Corporation, regardless of whether an Indemnified Party ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

         (e) Holdings and LabOne agree that (i) the rights to indemnification or advances provided in this agreement shall be enforceable by an Indemnified Party in any court of competent jurisdiction and (ii) in any such proceeding in which the Surviving Corporation is contesting an Indemnified Party's right to indemnification or advances, the Surviving Corporation shall bear the burden of proof.


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
         (f) LabOne and Holdings agree that the rights afforded in this Agreement are in addition to, and not in substitution for, all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties (including in the Articles of Incorporation or Bylaws or in the indemnification agreements previously provided by Holdings or LabOne to the Indemnified Parties) with respect to matters occurring through the Effective Time, and all such rights shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

         (g) After the Effective Time, Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Holdings and LabOne and its Subsidiaries or other policies of comparable coverage and amounts with respect to matters arising before the Effective Time covering Indemnified Parties who are directors or officers of Holdings or LabOne as of the date hereof and who cease to be employed as a director or officer of the Surviving Corporation after the date hereof and within six years after the Effective Time, such that if a claim is made against any such Indemnified Person during the six years following the Effective Time with respect to occurrences arising prior to the Effective Time, the Indemnified Person would be covered as if (a) the Indemnified Person has not ceased to be so employed or serving as a director, as the case may be, and (b) such insurance was still in effect.

         5.12 Public Announcements. Prior to the Effective Time or the sooner termination of this Agreement, Holdings and LabOne (acting through the Special Committee) will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and the contents of such press release or public statement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system or legal process.

         5.13 Other Actions. Except as contemplated by this Agreement, neither Holdings nor LabOne shall, and shall not permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Merger set forth in Article VI not being satisfied. Except as contemplated by this Agreement, upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable, to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement. In this regard, Holdings and LabOne acknowledge that


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
Holdings may require financing to consummate the transaction contemplated by this Agreement and LabOne and Holdings agree to use their respective best efforts to obtain such financing and to cooperate with one another in procuring such financing.

         5.14 Advice of Changes; SEC Filings. Prior to the Effective Time or the sooner termination of this Agreement, Holdings and LabOne shall confer on a regular basis with each other, report on operational matters and promptly advise each other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Holdings Material Adverse Effect or LabOne Material Adverse Effect. LabOne and Holdings shall promptly provide each other (or their respective counsel) copies of all filings made by such party with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

         5.15 Tax-Free Transaction. It is the intention of Holdings and LabOne that the Merger will qualify as a tax-free transaction described in Sections 332 and 368(a) of the Code (and any comparable provisions of applicable state or local law). Neither Holdings nor LabOne (nor any of their respective Subsidiaries) will take or omit to take any action (whether before, on or after the Closing Date) that would cause the Merger not to be so treated. The parties will characterize the Merger as such a transaction for purposes of all Returns and other filings.

         5.16 Employment Agreements. Prior to the Effective Time, LabOne will use its best commercially reasonable efforts to amend the employment agreements of the persons in Schedule 3.1(m)(iii) of the LabOne Letter so that the transactions contemplated by this Agreement do not constitute a "change in control" under such employment agreements.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

         (a)      Stockholder Approval.

                  (i) This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of LabOne Common Stock entitled to vote thereon at LabOne Stockholder Meeting and shall have been approved and adopted by the holders of two-thirds of the outstanding shares of Holdings Common Stock entitled to vote thereon at the

         Holdings Stockholder Meeting. In addition, this Agreement and the Merger shall have been approved by the holders of a majority of the outstanding shares of LabOne Common Stock owned by LabOne Unaffiliated Stockholders present and voting at the LabOne Stockholder Meeting in favor of or against the Agreement and the Merger.

                  (ii) The Articles Amendment shall have been adopted, and until so adopted this Agreement shall not be effective except for the second sentence of Section 5.4 and except for Section 8.1.

         (b) Listing. The shares of Surviving Corporation Common Stock issuable to LabOne stockholders pursuant to this Agreement and such other shares of Surviving Corporation Common Stock required to be reserved for issuance in connection with the Merger and LabOne Plans and LabOne Benefit Programs shall have been authorized for trading on the Nasdaq Stock Market, upon official notice of issuance.

         (c) Other Approvals. All filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from any Governmental Entity or other third party in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by LabOne and Holdings shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, permits, and authorizations would not be reasonably likely to result in a material adverse effect to the business, operations, assets, condition (financial or otherwise) or results of operation of the Surviving Corporation and its Subsidiaries taken as a whole (assuming the Merger has taken place) (a "Surviving Corporation Material Adverse Effect") or to materially adversely affect the consummation of the Merger.

         (d) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

         (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger, or imposing conditions that compliance with which would reasonably be expected to have a Surviving Corporation Material Adverse Effect, shall be in effect.

         (f) Dissenters. The aggregate number of shares held by holders of Holdings Common Stock who have made demands for appraisal in accordance with the Missouri Law shall not exceed 5.0% of the shares of Holdings Common Stock outstanding and entitled to vote at the Holdings Stockholders Meeting.


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
         (g) Tax Opinion. LabOne and Holdings shall have received an opinion, reasonably satisfactory to both LabOne and Holdings, dated on or about the date that is two days prior to the date the Proxy Statement is first mailed to stockholders of Holdings, of Lathrop & Gage L.C., counsel to Holdings, to the effect that, if the Merger is consummated in accordance with the terms of this Agreement, no gain or loss will be recognized for United States federal income tax purposes by Holdings, LabOne, a stockholder of LabOne who makes a Stock Election or a shareholder of Holdings as a result of the Merger or upon the conversion of shares of LabOne Common Stock and Holdings Common Stock into shares of Surviving Corporation Common Stock, except with respect to cash, if any, which is received in lieu of fractional shares of Holdings Common Stock or by shareholders of Holdings who might exercise their dissenters' rights under Missouri Law, and that a stockholder of LabOne who makes a Cash Election or Partial Cash Election will recognize taxable income equal to the lesser of the cash received by such holder and his overall gain on the exchange.

         (h) Stock Split. The Stock Split shall have become effective.

         6.2 Conditions of Obligations of Holdings. The obligations of Holdings to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Holdings.

         (a) Representations and Warranties. Each of the representations and warranties of LabOne set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the time of the Closing on the Closing Date as though made on and as of the time of Closing on the Closing Date except for such failures to be so true and correct (without giving effect to the individual materiality thresholds otherwise contained in Section 3.1 hereof) which would not, individually or in the aggregate, reasonably be expected to have a LabOne Material Adverse Effect.

         (b) Performance of Obligations of LabOne. LabOne shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the time of Closing on the Closing Date.

         (c) No Vesting of LabOne Stock Options. LabOne Stock Options shall not vest, and the exercisability thereof shall not accelerate, as a result of the Merger and will maintain the same vesting period, and the time at which they become exercisable, as if the Merger had not occurred.

         (d) Employment Agreements. The employees identified in Schedule 6.2 of the LabOne Letter shall have agreed to amendments to their employment agreements, satisfactory to Holdings, providing that the transactions contemplated by this Agreement do not constitute a "change in control" under such agreements.


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
         (e) Fairness Opinion. The opinion described in Section 3.2(q) shall not have been withdrawn or materially modified in an adverse manner prior to the date of mailing of the Proxy Statement or any supplement thereto.

         (f) Officers' Certificate. Holdings shall have received (i) a certificate dated as of the Closing Date and signed on behalf of LabOne by its chief executive officer or president and by its chief financial officer, to the effect that the conditions set forth in Section 6.1 hereof as they relate to LabOne and in Section 6.2(a) and (b) have been satisfied and (ii) certified copies of resolutions duly adopted by LabOne's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, all in such reasonable detail as Holdings and its counsel shall reasonably request.

         (g) Letters from Affiliates. Holdings shall have received from each person named in the letter referred to in Section 5.7 an executed copy of an agreement as provided in Section 5.7.

         (h) Financing. Holdings shall have obtained the financing necessary to consummate the Merger and other transactions contemplated by this Agreement.

         6.3 Conditions of Obligations of LabOne. The obligation of LabOne to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by LabOne:

         (a) Representations and Warranties. Each of the representations and warranties of Holdings set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the time of closing on the Closing Date as though made on and as of the time of closing on the Closing Date except for such failures to be so true and correct which (without giving effect to the individual materiality thresholds otherwise contained in Section 3.2 hereof) would not, individually or in the aggregate, reasonably be expected to have a Holdings Material Adverse Effect.

         (b) Performance of Obligations of Holdings. Holdings shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the time of Closing on the Closing Date.

         (c) Fairness Opinion. The opinion described in Section 3.1(q) shall not have been withdrawn or materially modified in an adverse manner prior to the date of mailing of the Proxy Statement or any supplement thereto.


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
         (d) Officers' Certificate. LabOne shall have received (i) a certificate dated as of the Closing Date and signed on behalf of Holdings by its chief executive officer and by its chief financial officer, to the effect that the conditions set forth in Section 6.1 hereof as they relate to Holdings and in
Section 6.3(a) and (b) have been satisfied and (ii) certified copies of resolutions duly adopted by Holdings's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, all in such reasonable detail as LabOne and its counsel shall reasonably request.

         (e) Board of Directors and Officers at the Effective Time. As of the closing date, Holdings shall have delivered to LabOne irrevocable letters of resignation effective as of the Effective Time from all of the current directors and officers of Holdings. The delivery of such resignations by officers of Holdings shall be deemed to be a termination without cause under any existing employment agreements.

         (f) Financing. Holdings shall have obtained the financing necessary to consummate the Merger and other transactions contemplated by this Agreement.



                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

         7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of LabOne or Holdings:

         (a) by mutual written consent of LabOne and Holdings, or by mutual action of their respective Boards of Directors which, in the case of LabOne, shall require the LabOne Board of Directors to act consistently with the recommendation of the Special Committee;

         (b) by either LabOne or Holdings if (i) the Merger shall not have been consummated by October 31, 1999 (provided that the right to terminate this Agreement under this clause (i) shall not be available to any party whose breach of any representation or warranty or failure to fulfill any covenant, agreement or condition under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); (ii) any court of competent jurisdiction, or some other governmental body or regulatory authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;
(iii) the


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
stockholders of Holdings shall not approve the Articles Amendment or this Agreement and the Merger at the Holdings Stockholder Meeting or at any adjournment thereof in accordance with Section 6.1(a) ; (iv) the stockholders of LabOne or the Unaffiliated LabOne Stockholders shall not approve this Agreement and the Merger at LabOne Stockholders Meeting or at any adjournment thereof in accordance with Section 6.1(a); (v) in the exercise of its good faith judgment pursuant to Section 4.2(j), as advised by outside counsel, the Board of Directors of Holdings determines that such termination is required by reason of a Holdings Acquisition Proposal having been made , provided that Holdings may not terminate this Agreement pursuant to this clause (v) unless two business days shall have elapsed after delivery to LabOne of a written notification of Holdings's intention to terminate this Agreement and during such two business-day period Holdings shall have fully cooperated with LabOne; including, without limitation, informing LabOne of the terms and conditions of such Holdings Acquisition Proposal and the identity of the person or group making such Holdings Acquisition Proposal, with the intent of enabling LabOne to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, except that such cooperation and information shall not be provided to the extent that the Holdings Board of Directors concludes, in the exercise of its good faith judgment, that such action would be inconsistent with its fiduciary duties to Holdings Stockholders, as advised by outside counsel to Holdings; or (vi) in the exercise of its good faith judgment pursuant to Section 4.1(j) as advised by outside counsel, the Board of Directors of LabOne determines that such termination is required by reason of a LabOne Acquisition Proposal having been made, provided that LabOne may not terminate this Agreement pursuant to this clause (vi) unless two business days shall have elapsed after delivery to Holdings of a written notification of LabOne's intention to terminate this Agreement and during such two business-day period LabOne shall have fully cooperated with Holdings; including, without limitation, informing Holdings of the terms and conditions of such LabOne Acquisition Proposal and the identity of the person or group making such LabOne Acquisition Proposal, with the intent of enabling Holdings to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, except that such cooperation and information shall not be provided to the extent that the Special Committee concludes, in the exercise of its good faith judgment, that such action would be inconsistent with its fiduciary duties to the Unaffiliated LabOne Stockholders, as advised by outside counsel to the Special Committee.

         (c) by Holdings if (i) LabOne shall have failed to comply in any material respect with any of the covenants, agreements or conditions contained in this Agreement to be complied with or performed by LabOne at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by LabOne of written notice from Holdings of such breach and is existing at the time of termination of this Agreement); (ii) any representation or warranty of LabOne contained in this Agreement shall not be true in all material respects when made (provided such breach has not been cured within 30 days following receipt by LabOne of written notice from


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
Holdings of such breach and is existing at the time of termination of this Agreement) or on and as of the Effective Time as if made on and as of the Effective Time (except to the extent it relates to a particular date), except for such failures to be so true and correct (without giving effect to the individual materiality thresholds otherwise contained in Section 3.1 hereof) which would not individually or in the aggregate, reasonably be expected to have a LabOne Material Adverse Effect, (iii) the opinion described in Section 3.2(q) is withdrawn or materially modified in an adverse manner, or (iv) the Board of Directors of LabOne (acting in accordance with a recommendation by the Special Committee), in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, as advised by outside counsel, withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Holdings or shall have resolved to do any of the foregoing; or

         (d) by LabOne if (i) Holdings shall have failed to comply in any material respect with any of the covenants, agreements or conditions contained in this Agreement to be complied with or performed by it at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by Holdings of written notice from LabOne of such breach and is existing at the time of termination of this Agreement); (ii) any representation or warranty of Holdings contained in this Agreement shall not be true in all material respects when made (provided such breach has not been cured within 30 days following receipt by Holdings of written notice from LabOne of such breach and is existing at the time of termination of this Agreement) or on and as of the Effective Time as if made on and as of the Effective Time (except to the extent it relates to a particular date), except for such failures to be so true and correct (without giving effect to the individual materiality thresholds otherwise contained in Section 3.2 hereof) which would not individually or in the aggregate, reasonably be expected to have a Holdings Material Adverse Effect, (iii) the opinion described in Section 3.1(q) shall have been withdrawn or materially modified or changed in an adverse manner or
(iv) the Board of Directors of Holdings, in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, as advised by outside counsel, withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to LabOne or shall have resolved to do any of the foregoing.

         7.2 Effect of Termination. (a) In the event of termination of this Agreement by either LabOne or Holdings as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Holdings or LabOne except (i) with respect to Section 7.2(b) , the second sentence of Section 5.4 and Section 8.1, and (ii) and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or of any of its covenants or agreements set forth in this Agreement.

         (b) If this Agreement is terminated by Holdings pursuant to Section 7.1
(c)(i) or (ii) or by LabOne under Section 7.1(b)(vi), and if Holdings is not in material breach of this


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
Agreement at the time of such termination, then LabOne shall pay the reasonable out-of-pocket expenses incurred by Holdings in connection with preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby. If this Agreement is terminated by LabOne pursuant to Section 7.1(d)(i) or (ii) or by Holdings under Section 7.1(b)(v) and if LabOne is not in material breach of this Agreement at the time of such termination, then Holdings shall pay the reasonable out-of-pocket expenses incurred by LabOne in connection with preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

         7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, which, in the case of LabOne, shall require the LabOne Board of Directors to act consistently with the recommendation of the Special Committee, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of LabOne or Holdings, but, after any such approval, no amendment shall be made which alters or changes the amount or kind of shares or other Merger Consideration to be received by shareholders of LabOne or Holdings or the Unaffiliated LabOne Stockholders or otherwise alters or changes any of the terms and conditions of this Agreement so as to adversely affect the shareholders of LabOne or Holdings or the Unaffiliated LabOne Stockholders.
  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors (which, in the case of LabOne, shall require the LabOne Board of Directors to act consistently with the recommendation of the Special Committee), may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 Payment of Expenses. Except as provided in Section 7.2, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, provided, that immediately prior to the Effective Time and after satisfaction or waiver of all the conditions set forth in Article VI of this Agreement to consummation of the Merger,


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
Holdings will reimburse LabOne for all of its expenses incurred in connection the transactions contemplated by this Agreement.


         8.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time and any liability for breach or violation thereof shall terminate absolutely and be of no further force and effect at and as of the Effective Time, except for the agreements contained in Article II, Sections 5.8, 5.10 through 5.12 and
Article VIII, and the agreements delivered pursuant to Section 5.7.

         8.3 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:


         (a)      if to Holdings:
                  P. Anthony Jacobs
                  President and Chief Executive Officer
                  Lab Holdings, Inc.
                  5000 West 95th Street
                  Suite 260, P.O. Box 7568
                  Shawnee Mission, Kansas 66207
                  Phone:  (913) 648-3600
                  Fax:      (913) 648-0037

                  with a copy to:

                  John H. Calvert, Esq.
                  Lathrop & Gage L.C.
                  2345 Grand Blvd.
                  Kansas City, Missouri 64108
                  Phone:  (816) 460-5807
                  Fax:     (816) 292-2001

      (b)         if to LabOne, to:

                  Richard S. Schweiker
                  Chairman


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
                  Special Committee
                  LabOne, Inc.
                  10101 Renner Blvd.
                  Lenexa, Kansas 66219
                  Phone (913) 888-1770
                  Fax (913) 888-8343

                  W. Thomas Grant II
                  President and Chief Executive Officer
                  LabOne, Inc.
                  10101 Renner Blvd.
                  Lenexa, Kansas 66219
                  Phone (913) 888-1770 ext. 1250
                  Fax (913) 888-8343

                  John A. Granda
                  Stinson, Mag & Fizzell, P.C.
                  1201 Walnut
                  Suite 2800
                  P.O. Box 419251
                  Kansas City, Missouri 64141
                  Phone: 816-842-8600
                  Fax: 816-691-3495

                  and with a copy to:

                  Whitney F. Miller, Esq.
                  Morrison & Hecker L.L.P.
                  2600 Grand Avenue
                  Kansas City, Missouri 64108-4606
                  Phone: (816) 691-2763
                  Fax:    (816) 474-4208

      8.4 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include


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
the singular. Any representations and warranties of LabOne that are qualified by the phrase "to the knowledge of LabOne" or phrases with similar wording shall be interpreted to refer to the actual knowledge of the individuals set forth on
Schedule 8.4 of the LabOne Letter. Any representations and warranties of Holdings that are qualified by the phrase "to the knowledge of Holdings" or phrases with similar wording shall be interpreted to refer to the actual knowledge of the individuals set forth on Schedule 8.4 of the Holdings Letter.

      8.5  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      8.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with any other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and (b) except as provided in Sections 5.7 and 5.11, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      8.7 Governing Law. Except to the extent that the laws of the State of Delaware are mandatorily applicable to the Merger or the internal affairs of any of the parties, this Agreement shall be governed and construed in accordance with the laws of the State of Missouri, without giving effect to the principles of conflicts of law thereof.

      8.8 Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes the Agreement impossible to perform in which case this Agreement shall terminate as if the parties mutually agreed under Section 7.1(a).

      8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.


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
      IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.

                              LAB HOLDINGS, INC.


                              By:s/P. Anthony Jacobs
                              Name:     P. Anthony Jacobs
                              Title:    President and Chief Executive Officer



                              LABONE, INC.


                              By:s/W. Thomas Grant II
                              Name:     W. Thomas Grant II
                              Title:    Chairman of the Board, President and
                                        Chief Executive Officer





























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